                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

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                              BRIDGE LOAN AGREEMENT

                                   dated as of

                                 January 5, 2004

                                      among

                                AGCO CORPORATION,
                                  as Borrower,

                            THE LENDERS named herein,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                            as Administrative Agent,

                       MORGAN STANLEY SENIOR FUNDING, INC.
                                       and
              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                 as Joint Lead Arrangers and Joint Book-Runners,

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                              as Syndication Agent

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                           AGCO Bridge loan Agreement

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                                TABLE OF CONTENTS

                                                                                                                       Page
ARTICLE I DEFINITIONS............................................................................................        2

SECTION 1.1. DEFINED TERMS.......................................................................................        2
SECTION 1.2. INTERPRETATION......................................................................................       21

ARTICLE II THE CREDIT FACILITY...................................................................................       21

SECTION 2.1. THE BRIDGE LOANS....................................................................................       21
SECTION 2.2. EXTENSION OF INITIAL MATURITY DATE..................................................................       22
SECTION 2.3. OPTION TO EXCHANGE BRIDGE LOANS FOR EXCHANGE NOTES..................................................       22
SECTION 2.4. INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT INTEREST..............................................       23
SECTION 2.5. COMMITMENT FEE......................................................................................       24
SECTION 2.6. MANDATORY PREPAYMENT................................................................................       24
SECTION 2.7. OPTIONAL PREPAYMENT.................................................................................       25
SECTION 2.8. BREAKAGE COSTS; INDEMNITY...........................................................................       25
SECTION 2.9. EFFECT OF NOTICE OF PREPAYMENT......................................................................       25
SECTION 2.10. PAYMENTS...........................................................................................       25
SECTION 2.11. TAXES..............................................................................................       26
SECTION 2.12. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC. .......................................................       28

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................       29

SECTION 3.1. ORGANIZATION; POWER.................................................................................       29
SECTION 3.2. SUBSIDIARIES........................................................................................       30
SECTION 3.3. JOINT VENTURES......................................................................................       30
SECTION 3.4. DUE AUTHORIZATION AND ENFORCEABILITY................................................................       30
SECTION 3.5. NO CONFLICTS........................................................................................       30
SECTION 3.6. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES....................................................       31
SECTION 3.7. NO MATERIAL ADVERSE CHANGE..........................................................................       32
SECTION 3.8. THE ACQUISITION.....................................................................................       32
SECTION 3.9. LITIGATION..........................................................................................       32
SECTION 3.10. USE OF PROCEEDS....................................................................................       32
SECTION 3.11. ERISA MATTERS......................................................................................       32
SECTION 3.12. CASUALTIES; TAKING OF PROPERTIES...................................................................       33
SECTION 3.13. ENVIRONMENTAL MATTERS..............................................................................       33
SECTION 3.14. TAXES..............................................................................................       34
SECTION 3.15. TITLE TO PROPERTIES................................................................................       34
SECTION 3.16. SOLVENCY...........................................................................................       34
SECTION 3.17. INVESTMENT COMPANY.................................................................................       34
SECTION 3.18. MATERIAL CONTRACTS.................................................................................       34
SECTION 3.19. INTELLECTUAL PROPERTY..............................................................................       35
SECTION 3.20. EXISTING INDEBTEDNESS..............................................................................       35
SECTION 3.21. EMPLOYEE RELATIONS.................................................................................       35
SECTION 3.22. ANTI-TERRORISM LAWS................................................................................       35
SECTION 3.23. USE OF LOANS.......................................................................................       35
SECTION 3.24. PRIVATE OFFERING; RULE 144A MATTERS................................................................       35
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                           AGCO Bridge Loan Agreement

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
ARTICLE IV COVENANTS.............................................................................................       36

SECTION 4.1. COMPLIANCE WITH LAWS, ETC. .........................................................................       36
SECTION 4.2. PRESERVATION OF EXISTENCE, ETC. ....................................................................       36
SECTION 4.3. PAYMENT OF TAXES AND CLAIMS.........................................................................       36
SECTION 4.4. COMPLIANCE WITH ENVIRONMENTAL LAWS..................................................................       37
SECTION 4.5. MAINTENANCE OF INSURANCE............................................................................       37
SECTION 4.6. VISITATION RIGHTS...................................................................................       37
SECTION 4.7. ACCOUNTING METHODS..................................................................................       38
SECTION 4.8. MAINTENANCE OF PROPERTIES, ETC. ....................................................................       38
SECTION 4.9. PAYMENT OF INDEBTEDNESS; PERFORMANCE OF MATERIAL CONTRACTS..........................................       38
SECTION 4.10. ERISA..............................................................................................       38
SECTION 4.11. CONDUCT OF BUSINESS................................................................................       38
SECTION 4.12. [INTENTIONALLY OMITTED]............................................................................       38
SECTION 4.13. ANTI-LAYERING......................................................................................       38
SECTION 4.14. FURTHER ASSURANCES.................................................................................       38
SECTION 4.15. ACCOUNTS RECEIVABLE SECURITIZATIONS................................................................       39
SECTION 4.16. COMPLIANCE WITH OTHER AGREEMENTS...................................................................       39
SECTION 4.17. BROKER'S CLAIMS....................................................................................       39
SECTION 4.18. MATERIAL SUBSIDIARIES..............................................................................       39
SECTION 4.19. USE OF PROCEEDS....................................................................................       39
SECTION 4.20. NEW EQUITY ISSUANCE................................................................................       39
SECTION 4.21. REPORTING REQUIREMENTS.............................................................................       39
SECTION 4.22. ACCESS TO ACCOUNTANTS..............................................................................       42
SECTION 4.23. NEGATIVE COVENANTS.................................................................................       42

ARTICLE V CONDITIONS.............................................................................................       49

SECTION 5.1. CORPORATE AND OTHER PROCEEDINGS.....................................................................       49

ARTICLE VI TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS AND THE SECURITIES; REPRESENTATIONS OF
       LENDERS ..................................................................................................       53

SECTION 6.1. TRANSFER OF THE BRIDGE LOANS, THE INSTRUMENTS EVIDENCING THE BRIDGE LOANS AND THE SECURITIES........       53
SECTION 6.2. PERMITTED ASSIGNMENTS...............................................................................       53
SECTION 6.3. REPLACEMENT SECURITIES UPON TRANSFER OR EXCHANGE....................................................       53
SECTION 6.4. REGISTER............................................................................................       54

ARTICLE VII EVENTS OF DEFAULT....................................................................................       54

SECTION 7.1. EVENTS OF DEFAULT...................................................................................       54
SECTION 7.2. ACCELERATION........................................................................................       56
SECTION 7.3. RIGHTS AND REMEDIES CUMULATIVE......................................................................       57
SECTION 7.4. DELAY OR OMISSION NOT WAIVER........................................................................       57
SECTION 7.5. WAIVER OF PAST DEFAULTS.............................................................................       57
SECTION 7.6. RIGHTS OF LENDERS TO RECEIVE PAYMENT................................................................       57
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                           AGCO Bridge Loan Agreement

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
ARTICLE VIII [INTENTIONALLY OMITTED].............................................................................       57

ARTICLE IX TERMINATION...........................................................................................       57

SECTION 9.1. TERMINATION.........................................................................................       57
SECTION 9.2. SURVIVAL OF CERTAIN PROVISIONS......................................................................       57

ARTICLE X SUBORDINATION..........................................................................................       57

SECTION 10.1. AGREEMENT TO SUBORDINATE...........................................................................       57
SECTION 10.2. CERTAIN DEFINITIONS................................................................................       58
SECTION 10.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY...............................................................       59
SECTION 10.4. INDEBTEDNESS.......................................................................................       60
SECTION 10.5. SUBROGATION........................................................................................       61
SECTION 10.6. OBLIGATIONS OF BORROWER UNCONDITIONAL..............................................................       61
SECTION 10.7. NOTICE TO ADMINISTRATIVE AGENT.....................................................................       62
SECTION 10.8. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.....................................       62
SECTION 10.9. ADMINISTRATIVE AGENT'S RELATION TO SENIOR INDEBTEDNESS.............................................       63
SECTION 10.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE BORROWER OR HOLDERS OF SENIOR
               INDEBTEDNESS .....................................................................................       63
SECTION 10.11. LENDERS AUTHORIZE AGENTS TO EFFECTUATE SUBORDINATION OF BRIDGE NOTES..............................       63
SECTION 10.12. NOT TO PREVENT EVENTS OF DEFAULT..................................................................       63
SECTION 10.13. ADMINISTRATIVE AGENT'S COMPENSATION NOT PREJUDICED................................................       63
SECTION 10.14. NO WAIVER OF SUBORDINATION PROVISIONS.............................................................       63
SECTION 10.15. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.........................................................       64
SECTION 10.16. CONSENT OF HOLDERS OF SENIOR INDEBTEDNESS UNDER THE CREDIT AGREEMENT..............................       64

ARTICLE XI [INTENTIONALLY DELETED]...............................................................................       64

ARTICLE XII INDEMNITY............................................................................................       64

SECTION 12.1. INDEMNIFICATION BY THE BORROWER....................................................................       64

ARTICLE XIII THE ADMINISTRATIVE AGENT AND OTHER AGENTS...........................................................       65

SECTION 13.1. APPOINTMENT AND AUTHORIZATION OF AGENTS............................................................       65
SECTION 13.2. DELEGATION OF DUTIES...............................................................................       66
SECTION 13.3. LIABILITY OF AGENTS................................................................................       66
SECTION 13.4. RELIANCE BY AGENTS.................................................................................       66
SECTION 13.5. NOTICE OF DEFAULT..................................................................................       67
SECTION 13.6. CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENTS...............................................       67
SECTION 13.7. INDEMNIFICATION OF AGENTS..........................................................................       67
SECTION 13.8. AGENTS IN THEIR INDIVIDUAL CAPACITIES..............................................................       68
SECTION 13.9. SUCCESSOR AGENTS...................................................................................       68
SECTION 13.10. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.....................................................       68
SECTION 13.11. GUARANTY MATTERS..................................................................................       69
SECTION 13.12. OTHER AGENTS; ARRANGERS AND MANAGERS..............................................................       69

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                           AGCO Bridge Loan Agreement

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
ARTICLE XIV MISCELLANEOUS........................................................................................       69

SECTION 14.1. ATTORNEY COSTS, EXPENSES AND TAXES.................................................................       69
SECTION 14.2. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.................................................       70
SECTION 14.3. AMENDMENTS, ETC. ..................................................................................       71
SECTION 14.4. PARTIES............................................................................................       72
SECTION 14.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.....................................       72
SECTION 14.6. REPLACEMENT NOTES..................................................................................       72
SECTION 14.7. APPOINTMENT OF AGENT FOR SERVICE...................................................................       72
SECTION 14.8. PAYMENTS SET ASIDE.................................................................................       73
SECTION 14.9. LIMITATION OF LIABILITY............................................................................       73
SECTION 14.10. CURRENCY INDEMNITY................................................................................       73
SECTION 14.11. WAIVER OF IMMUNITY................................................................................       73
SECTION 14.12. FREEDOM OF CHOICE.................................................................................       74
SECTION 14.13. SUCCESSORS AND ASSIGNS............................................................................       74
SECTION 14.14. INTEGRATION.......................................................................................       74
SECTION 14.15. SEVERABILITY......................................................................................       74
SECTION 14.16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................................       74
SECTION 14.17. NO WAIVER; CUMULATIVE REMEDIES....................................................................       74
SECTION 14.18. CONFIDENTIALITY...................................................................................       74
SECTION 14.19. SETOFF............................................................................................       75
SECTION 14.20. INTEREST RATE LIMITATION..........................................................................       76
SECTION 14.21. COUNTERPARTS......................................................................................       76
SECTION 14.22. TAX FORMS.........................................................................................       76
SECTION 14.23. BINDING EFFECT....................................................................................       77

EXHIBIT A.        FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B.        FORM OF BRIDGE NOTE
EXHIBIT C.        SUMMARY OF PRINCIPAL TERMS OF EXCHANGE NOTES
EXHIBIT D.        OPINION OF TROUTMAN SANDERS LLP, COUNSEL TO THE BORROWER

Schedule C-1               Closed Facilities to be sold
Schedule P-1               Permitted Real Property Liens
Schedule 3.2               Subsidiaries; Restricted Subsidiaries; Material
                           Subsidiaries
Schedule 3.3               Joint Ventures
Schedule 3.5(b)            Authorizations; Approvals
Schedule 3.6               Financial Statements
Schedule 3.9               Litigation
Schedule 3.11              ERISA Matters
Schedule 3.13              Environmental Matters
Schedule 3.14              Tax Matters
Schedule 3.15              Permitted Liens as of the Closing Date
Schedule 3.18              Material Contracts
Schedule 3.19              Intellectual Property
Schedule 3.20              Indebtedness as of September 30, 2003
Schedule 3.21              Employee Relations
Schedule 4.23(f)           Mergers
Schedule 14.2              Notices for Borrower, Administrative Agent and Lead
                           Arrangers

                           AGCO Bridge Loan Agreement

                  THIS BRIDGE LOAN AGREEMENT, dated as of January 5, 2004 (as amended, restated and/or otherwise modified from time to time, this "AGREEMENT"), is by and among:

                  (a)      AGCO Corporation, a Delaware corporation (the
         "BORROWER"),

                  (b) Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("RABOBANK"), as Administrative Agent (the "ADMINISTRATIVE AGENT"),

                  (c) Morgan Stanley Senior Funding, Inc. ("MSSF") and Rabobank, as Joint Lead Arrangers and Joint Book-Runners (the "LEAD ARRANGERS"),

                  (d)      MSSF, as Syndication Agent, and

                  (e) MSSF and Rabobank, as Initial Bridge Lenders (the "INITIAL BRIDGE LENDERS").

                             PRELIMINARY STATEMENTS

                  (1) The Borrower has entered into a Master Agreement Purchase of Assets and Business (the "ACQUISITION AGREEMENT") dated September 10, 2003 with Valtra Oy Ab ("VALTRA"), Tracfin Holding Oy ("TRACFIN"), Partek Cargotec Holding Netherlands B.V. ("PARTEK CARGOTEC"), Partek Holding Inc. ("PARTEK", and together with Valtra, Tracfin and Partek Cargotec, the "SELLERS") and KONE Corporation to purchase (the "ACQUISITION") assets, operations, businesses and legal entities that comprise the tractor and diesel engine operations of Kone Valtra (the "TARGET").

                  (2) The Borrower proposes to enter into a credit agreement dated as of January 5, 2004 by and among the Borrower, AGCO Canada, Ltd., a Saskatchewan corporation, AGCO Limited, an English corporation, AGCO International Limited, an English corporation, AGCO Holding B.V., a Netherlands corporation, AGCO Deutschland Holding Limited & Co. KG, a German limited partnership and Valtra Holding Oy, a Finnish corporation; the lenders party thereto; Rabobank, as lead arranger and book runner; Suntrust Bank and Morgan Stanley, as co-syndication agents, Cobank, ACB and Bank of Tokyo-Mitsubishi, New York Branch, as co-documentation agents; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", Canadian Branch, as Canadian administrative agent for the Canadian Lenders, and Rabobank, as administrative agent for the lenders thereunder (without giving effect to any amendments, waivers, supplements, terminations or other modifications made subsequent to the date hereof, the "CREDIT AGREEMENT").

                  (3) Upon the consummation of the Acquisition, the Sellers will each repay (the "VALTRA REFINANCING"), other than as permitted hereunder, all indebtedness and terminate all commitments to make extensions of credit, in each case existing prior to such date (the "VALTRA EXISTING DEBT").

                  (4) The Borrower has requested that the Lenders lend to the Borrower up to $100 million to, together with funds under the Credit Agreement, (i) pay to the Sellers the cash consideration for the Acquisition,
(ii) pay transaction fees and expenses, (iii) pay to the Sellers funds for purposes of consummating the Valtra Refinancing and (iv) to repay the Existing Credit Agreement (as defined in the Credit Agreement). The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement including, without limitation, the agreement of the Borrower to repay the Initial Bridge Lenders and the other Lenders with the proceeds of the Permanent Securities (as hereinafter defined) or otherwise.

                  The parties hereto agree as follows:

                           AGCO Bridge Loan Agreement

                                   ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below. Capitalized terms used herein and not otherwise defined shall have the meaning herein as defined in the Credit Agreement.

                  "ACQUISITION" has the meaning specified in the Preliminary Statements.

                  "ACQUISITION AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "ADMINISTRATIVE AGENT" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, acting as agent pursuant to Article XIII or any successor or replacement Administrative Agent, acting in such capacity.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by any Agent.

                  "AFFECTED PARTY" means any Lender, any beneficial owner of any Lender and their respective successors and assigns.

                  "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

                  "AGCO" means AGCO Corporation.

                  "AGENT-RELATED PERSONS" means the Administrative Agent and each Lead Arranger, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENTS" means the Administrative Agent and the Lead
Arrangers.

                  "AGREEMENT" has the meaning specified in the preamble to this Agreement.

                  "ANTI-TERRORISM LAWS" means, collectively, any law, regulation or order relating to terrorism, national security, U.S. embargoes or other sanctions, or money laundering, including, without limitation, the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. Section 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. Section 2349aa-9 et seq.), Executive Order No. 13224, and the USA Patriot Act, and any rules and regulations promulgated pursuant to or under the authority of any of the foregoing (including, without limitation, the rules and regulations promulgated or administered by OFAC).

                  "APPLICABLE CAPITAL MARKET TRANSACTION DOCUMENTS" means, collectively, as of any date, the Loan Documents, the New Senior Subordinated Note Documents, the Convertible Note Documents, the Existing 2008 Note Documents, the Existing 2006 Note Documents, and any other

                           AGCO Bridge Loan Agreement
document governing the Applicable Capital Market Transactions that are in effect and binding on the Borrower, as of such date of determination.

                  "APPLICABLE CAPITAL MARKET TRANSACTIONS" means, collectively, the Existing Capital Market Transactions and the New Capital Market Transactions.

                  "APPLICABLE LAW" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, permits and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

                  "ASSET SALE" means any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any asset, other than sales of inventory and dispositions of obsolete, unused, surplus or unnecessary equipment, in each case in the ordinary course of business.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Lead Arrangers, in the form of EXHIBIT A or such other form as shall be approved by the Lead Arrangers.

                  "ATTORNEY COSTS" means and includes all fees, expenses and disbursements of any law firm or other external counsel.

                  "BANKRUPTCY LAW" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  "BENEFICIAL OWNER" and "BENEFICIAL OWNERSHIP" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor.

                  "BORROWER" has the meaning specified in the preamble to this Agreement.

                  "BRIDGE EQUITY OFFERING" means any portion of an Equity Issuance applied to repay any portion of the Bridge Loans.

                  "BRIDGE FACILITY" means, at any time, the aggregate amount of the Commitments hereunder at such time.

                  "BRIDGE LOAN" means a loan made by any Lender to the Borrower pursuant to Section 2.1.

                  "BRIDGE NOTE" means a promissory note of the Borrower in the form attached as EXHIBIT B hereto evidencing the Bridge Loan of any Lender.

                  "BUSINESS DAY" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed and any day which is also a day on which dealings in dollar deposits are carried out in the London interbank markets.

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                           AGCO Bridge Loan Agreement

                  "CAPITAL MARKETS TRANSACTION" has the meaning specified in
Section 2.6(a).

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee, excluding operating leases.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

                  "CERCLIS" has the meaning specified in Section 3.13.

                  "CHANGE OF CONTROL" means at any time, the occurrence of any of the following: (a) any Person or two or more Persons (including any "group" as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting Stock of AGCO (or other securities convertible into such voting Stock) representing thirty-five percent (35%) or more of the combined voting power of all voting Stock of AGCO; or (b) during any period of up to twenty-four (24) consecutive months, commencing after the date hereof, individuals who at the beginning of such twenty-four (24)-month period were directors of AGCO (together with any new directors whose election to the board of directors or whose nomination for election by AGCO's stockholders was approved by a vote of at least two-thirds of the members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of AGCO; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over voting Stock of AGCO (or other securities convertible into such securities) representing thirty-five percent (35%) or more of the combined voting power of all voting Stock of AGCO; or (d) any "Change of Control", as defined in any of the Applicable Capital Market Transaction Documents (as defined in the Credit Agreement) shall occur, or (e) (i) AGCO shall fail to own, directly or indirectly, one hundred percent (100%) of the Stock of each Material Subsidiary (as defined in the Credit Agreement), or (ii) Massey Ferguson Corp. (or any other wholly owned United States Subsidiary of AGCO one hundred percent (100%) of whose Stock is pledged to the Senior Administrative Agent) shall fail to own, directly or indirectly, one hundred percent (100%) of all Stock of each Foreign Subsidiary (as defined in the Credit Agreement) that is a Material Subsidiary.

                  "CLOSED FACILITY" means the manufacturing facilities of the Borrower and its Subsidiaries disclosed on SCHEDULE C-1 hereto, which, as of the Closing Date, are no longer operating or operating on a minimal basis, together with the Real Property on which such facilities are located and all buildings and improvements thereon.

                  "CLOSING DATE" means the date on or before January 5, 2004 on which the Bridge Loans are funded and the conditions set forth in Article V are satisfied or waived in accordance with Section 14.3.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

                  "COMMITMENT" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

                  "COMMITMENT DATE" means December 22, 2003.

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                           AGCO Bridge Loan Agreement

                  "COMMITMENT LETTER" means that bridge commitment letter among the Borrower, Rabobank and MSSF, dated December 22, 2003.

                  "COMMON STOCK" means the common stock, par value U.S. $.01 per share, of AGCO.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP, except that, in the case of the Borrower, notwithstanding GAAP, "Consolidated" shall refer to the consolidation of accounts of the Borrower and its Restricted Subsidiaries and not of the Borrower and its Subsidiaries.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of (a) all amounts that would be deducted in arriving at Consolidated Net Income for such period in respect of interest charges (including amortization of debt discount and expense and imputed interest on Capitalized Leases) and (b) interest expense attributable to any Securitization Funding for such period.

                  "CONSOLIDATED INTEREST INCOME" means, for any period, the sum of all amounts that would be included, for purposes of determining Consolidated Net Income, as income of the Borrower and its Restricted Subsidiaries for such period in respect of interest payments by third parties to the Borrower and its Restricted Subsidiaries.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or deficit) of the Borrower and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, but including the income (or deficit) of any Person that becomes a Restricted Subsidiary or is merged into the Borrower or a Restricted Subsidiary during such period that accrued during such period prior to the date on which it became a Restricted Subsidiary or was merged into the Borrower or a Restricted Subsidiary, provided that there shall be excluded for purposes of calculating Consolidated Net Income: (a) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of cash dividends or similar distributions; (b) the undistributed earnings of any Restricted Subsidiary (other than a Borrowing Subsidiary or a Guarantor (each, as defined in the Credit Agreement)) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (c) any aggregate net gain or aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets, and all securities); (d) any write-up of any asset, or any write-down of any asset other than Receivables or Inventory; (e) any net gain from the collection of the proceeds of life insurance policies; (f) any gain or loss arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Restricted Subsidiary; and (g) any net income or gain or any net loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments.

                  "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, (a) Consolidated Interest Expense for such period, minus (b) Consolidated Interest Income for such period.

                  "CONVERSION DATE" has the meaning specified in Section 2.1(b).

                           AGCO Bridge Loan Agreement

                  "CONVERSION NOTES" has the meaning specified in Section
2.1(b).

                  "CONVERSION NOTICE" has the meaning specified in Section
2.1(b).

                  "CONVERTIBLE NOTE DOCUMENTS" has the meaning specified in the Credit Agreement.

                  "CONVERTIBLE NOTES" has the meaning specified in the Credit Agreement.

                  "CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "DEFAULT" means any event that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

                  "DESIGNATED SENIOR INDEBTEDNESS" has the meaning specified in
Section 10.2.

                  "DOLLARS" or "$" shall mean lawful money of the United States of America.

                  "DORMANT SUBSIDIARY" means, as of the Closing Date, any Subsidiary of the Borrower not conducting any business or other activities and not owning any assets in excess of $100,000 on such date.

                  "EBITDA" means, for any period, (a) Consolidated Net Income (or net loss) for such period, plus (b) Consolidated Net Interest Expense for such period and all of the following amounts deducted in arriving at such Consolidated Net Income: (i) amounts in respect of taxes imposed on or measured by income or excess profits (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses on sales of assets, to the extent such gains or losses are not included in the definition of Consolidated Net Income), (ii) depreciation and amortization expense, (iii) extraordinary or non-recurring cash expenses (not to exceed $12,500,000 in the aggregate in any four fiscal quarter period), (iv) losses under any Securitization Facility incurred in connection with the initial transfer of Receivables thereunder, and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), minus
(c) all non-cash items or extraordinary or non-recurring gains increasing Consolidated Net Income, all as determined in accordance with GAAP. Upon the consummation of the Acquisition, for purposes of calculating "Consolidated EBITDA" hereunder for any period during which the financial performance of Target was not consolidated with the Borrower, "Consolidated EBITDA" shall be calculated by giving pro forma effect to the Acquisition as if the Acquisition has occurred as of the first day of such period.

                  "ENGAGEMENT LETTER" means that engagement letter between the Borrower and Morgan Stanley & Co. Incorporated dated December 22, 2003.

                  "ENGLISH SUBSIDIARY ONE" means AGCO Limited, an English corporation.

                  "ENGLISH SUBSIDIARY TWO" means AGCO International Limited, an English corporation.

                  "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL ACTION" means any administrative, regulatory, or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent

                           AGCO Bridge Loan Agreement
order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including, without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment or, to public health and welfare in respect of Hazardous Materials.

                  "ENVIRONMENTAL LAW" means, with respect to any property or Person, any federal, state, provincial, local or foreign law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such property or Person relating to the environment, public health and welfare in respect of Hazardous Materials, including, without limitation, to the extent applicable to such property or Person, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, as any of the foregoing may be from time to time amended, supplemented or otherwise modified.

                  "ENVIRONMENTAL PERMIT" means, with respect to any property or Person, any permit, approval, identification number, license or other authorization required under any Environmental Law applicable to such property or Person.

                  "EQUITY INTERESTS" means, collectively, capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

                  "EQUITY ISSUANCE" means any public or private offering of securities (excluding the issuance of debt securities in which Morgan Stanley & Co. Incorporated or an affiliate thereof expects to participate), including common and convertible securities, with an aggregate amount of at least $250 million, plus a "Green Shoe" option to purchase up to 15% of the securities offered at the offering price, by the Borrower or any of its subsidiaries.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" with respect to any Person means:

                  (a) either (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan for which such Person or any of its ERISA Affiliates is the plan administrator or the contributing sponsor, as defined in Section 4001(a)(13) of ERISA unless the thirty (30)-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (a) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days;

                           AGCO Bridge Loan Agreement

                  (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

                  (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA;

                  (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

                  (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA;

                  (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or

                  (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EVENT OF DEFAULT" means any event specified in Section 7.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE DATE" has the meaning specified in Section 2.3.

                  "EXCHANGE NOTE INDENTURE" means, the indenture relating to the Exchange Notes among the Borrower, as issuer, and the Exchange Note Trustee, as described on EXHIBIT C hereto.

                  "EXCHANGE NOTE TRUSTEE" means, on any date of determination, the trustee under the Exchange Note Indenture.

                  "EXCHANGE NOTES" means the unsecured, senior subordinated Exchange Notes of the Borrower to be issued in exchange for certain Bridge Loans pursuant to Section 2.3, with the terms described in EXHIBIT C hereto.

                  "EXCHANGE NOTICE" has the meaning specified in Section 2.3(a).

                  "EXCHANGE REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement described under the heading "Registration Rights" in EXHIBIT C hereto and otherwise in form and substance satisfactory to the Agents, as amended.

                  "EXCHANGE SPREAD" means zero basis points during the three-month period commencing on the Exchange Date, increasing by 50 basis points at the beginning of each subsequent three-month period.

                  "EXISTING 2006 NOTE DOCUMENTS" has the meaning specified in the Credit Agreement.

                  "EXISTING 2006 NOTE INDENTURE" has the meaning specified in the Credit Agreement.

                           AGCO Bridge Loan Agreement

                  "EXISTING 2006 NOTES" has the meaning specified in the Credit Agreement.

                  "EXISTING 2008 NOTE DOCUMENTS" has the meaning specified in the Credit Agreement.

                  "EXISTING 2008 NOTE INDENTURE" has the meaning specified in the Credit Agreement.

                  "EXISTING 2008 NOTES" has the meaning specified in the Credit Agreement.

                  "EXISTING CAPITAL MARKET TRANSACTIONS" means, collectively, the transactions under the Existing 2008 Note Documents and the Existing 2006 Note Documents.

                  "EXTENSION DATE" means the Initial Maturity Date.

                  "EXTENSION DEFAULT" means the occurrence of any Event of Default or any event that with the giving of notice or the lapse of time could become an Event of Default other than the failure to pay the principal balance of the Bridge Loans or the Conversion Notes on the Initial Maturity Date.

                  "EXTRAORDINARY INSURANCE PROCEEDS" means cash received by or paid to or for the account of any Person as proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings); provided, however, that Extraordinary Insurance Proceeds shall not include cash receipts received from proceeds of insurance to the extent that such proceeds in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

                  "FEE LETTER" means that fee letter among the Borrower, Rabobank and MSSF, dated December 22, 2003.

                  "FINAL MATURITY DATE" has the meaning specified in Section
2.2.

                  "FINANCE COMPANY" means any of AGCO Finance LLC, AGCO Finance Canada, Ltd., Agricredit Ltd., Agricredit Ltd. Ireland, Agricredit S.N.C., Agricredit GmbH, Agricredit do Brasil, Ltda. and any other Person (a) not a Subsidiary of the Borrower, (b) in whom the Borrower or its Subsidiaries holds an Investment, and (c) which is engaged primarily in the business of providing retail financing to purchasers of agricultural equipment.

                  "FINANCING TRANSACTIONS" means the Bridge Loans, the Permanent Financing and the Equity Issuance.

                           AGCO Bridge Loan Agreement

                  "FOREIGN EXCHANGE AGREEMENT" means a foreign currency exchange hedging product providing foreign currency exchange protection.

                  "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning specified in Section 3.11 hereof.

                  "FOREIGN LENDER" has the meaning specified in Section 14.22.

                  "FOREIGN PLAN" has the meaning specified in Section 3.11 hereof.

                  "FOREIGN SUBSIDIARY" means a Subsidiary of the Borrower not organized under the laws of the United States or any jurisdiction thereof.

                  "FUNDED DEBT" has the meaning specified in the Credit
Agreement.

                  "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States that are in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" means the guarantee by each of the Guarantors, if any, pursuant to a guarantee pursuant to Section 4.18, in form and substance satisfactory to the Agents.

                  "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing (the "PRIMARY OBLIGOR") or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "GUARANTOR" means each Material Subsidiary of the Borrower that has delivered a Guarantee pursuant to Section 4.18, if any.

                  "GUARANTY OBLIGATIONS" means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (ii) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose

                           AGCO Bridge Loan Agreement
of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.

                  "HAZARDOUS MATERIALS" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or manmade elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials building construction materials and debris, polychlorinated biphenyls ("PCBS") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

                  "INDEBTEDNESS" of any Person means, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above, "INDEBTEDNESS" shall include, without limitation, in any event the Securitization Facilities.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in Section 12.1.

                  "INDEMNIFIED PERSON" has the meaning specified in Section
12.1.

                  "INDEMNITEES" has the meaning specified in Section 12.1.

                  "INITIAL BRIDGE LENDER" has the meaning specified in the preamble to this Agreement.

                  "INITIAL EXCHANGE DATE" means the first date on which Exchange Notes are to be issued pursuant to Section 2.3.

                  "INITIAL MATURITY DATE" means the first anniversary of the Closing Date.

                  "INITIAL RATE" means the sum of the interest rate borne by the Bridge Loans on the Business Day immediately preceding the Exchange Date and 0.5%.

                  "INTERBANK OFFERED RATE" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such

                           AGCO Bridge Loan Agreement

Interest Period. If for any reason such rate is not available, the term "INTERBANK OFFERED RATE" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "INTEREST HEDGE AGREEMENTS" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "INTEREST PAYMENT DATE" means (i) the last day of each Interest Period, (ii) the Initial Maturity Date and, in the case of an extension of maturity pursuant to Section 2.2, the Final Maturity Date and (iii) the date of any prepayment of all or any portion of the principal of the Bridge Loans.

                  "INTEREST PERIOD" means, (i) in the case of the first Interest Period (if any) applicable to the Bridge Loans, the period commencing on and including the Closing Date and ending on the numerically corresponding date in the third month thereafter, and (ii) in the case of each subsequent Interest Period, the period beginning on the last day of the prior Interest Period and ending on the numerically corresponding date in the third month thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Notwithstanding the foregoing, no Interest Period in respect of the Bridge Loans may extend beyond the Initial Maturity Date and, in the case of an extension of maturity pursuant to Section 2.2, the Final Maturity Date and each Interest Period that would otherwise commence before and end after the Initial Maturity Date or the Final Maturity Date, as applicable, shall end on the Initial Maturity Date or the Final Maturity Date, as applicable.

                  "INTRALINKS" means IntraLinks, Inc. or any other digital workspace provider selected by the Administrative Agent from time to time after notice to the Borrower.

                  "INVENTORY" means, with respect to any Person, all "inventory" as that term is defined in the Uniform Commercial Code, including, without limitation, all goods, merchandise and other personal property owned and held for sale in the ordinary course of its business, and all raw materials, work or goods in process, materials and supplies of every nature which contribute to the finished products of such Person.

                  "INVESTMENT" by any Person in any other Person means any direct or indirect advance, loan (other than advances to wholesale or retail customers in the ordinary course of business that are recorded as Receivables on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contributions to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Stock, Indebtedness or other similar instruments issued by such Person.

                  "LEAD ARRANGERS" has the meaning specified in the preamble to this Agreement.

                           AGCO Bridge Loan Agreement

                  "LENDERS" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "LIBOR" means the interest rate per annum equal to the Interbank Offered Rate.

                  "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                  "LIQUIDATED DAMAGES" means any and all liquidated damages then owing pursuant to any of the Loan Documents.

                  "LOAN DOCUMENTS" means this Agreement, the Bridge Notes and the Related Documents.

                  "LOAN PARTIES" shall mean the Borrower and each Guarantor, if any.

                  "LOAN REGISTER" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to Section 6.4.

                  "MAJORITY LENDERS" means, at any time, Lenders holding more than 50% of the then aggregate unpaid principal balance of the Bridge Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Bridge Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Bridge Loans or the total Commitments.

                  "MATERIAL ADVERSE CHANGE" means any event, development or circumstance since December 31, 2002 (and June 30, 2003 in the case of (ii)(A) below) that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the Acquisition; (ii) the business, condition (financial or otherwise), results of operation, assets, liabilities, management, value or prospects of (A) Target and its subsidiaries (the "ACQUIRED BUSINESS"), taken as a whole without giving effect to the Acquisition, or (B) the Company and its subsidiaries, taken as a whole after giving effect to the Acquisition; (iii) the ability of the Company to repay the credit to be extended under the Senior Credit Facilities or the Bridge Facility in accordance with their terms; or (iv) the validity or enforceability of any of the agreements governing or relating to the Senior Credit Facilities or the Bridge Facility or the rights and remedies of the Agents or the holders of the Bridge Notes that calls into question in any material respect the projections previously supplied to the Agents or any material assumption on which such projections were prepared.

                  "MATERIAL ADVERSE EFFECT" means, as of any date of determination, a material adverse effect on (a) the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the material rights and remedies of either Agent or any Lender under any Loan Document, or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

                           AGCO Bridge Loan Agreement

                  "MATERIAL CONTRACTS" means, with respect to any Person, each contract to which such Person is a party (a) involving aggregate minimum consideration payable to or by such Person in any year of $25,000,000, or (b) otherwise material to the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, and for which no alternative source of performance by the other party or parties thereto is readily available, and each other contract to which the Borrower or a Subsidiary is a party which covers and/or replaces the services and/or arrangements which are provided for in any of the foregoing.

                  "MATERIAL SUBSIDIARY" means, as of the Closing Date, those direct and indirect Subsidiaries of the Borrower listed on SCHEDULE 3.2 hereto, and thereafter, any direct or indirect Subsidiary of the Borrower that, as a result of any acquisition, Investment, merger, reorganization, transfer of assets, or other change in circumstances after the Closing Date, meets any of the following conditions:

                  (h) the Borrower's and its other Subsidiaries' proportionate share of the total assets, in the aggregate (after intercompany eliminations), of such Subsidiary (and its Subsidiaries) exceeds ten percent (10%) of the total assets of the Borrower and its Subsidiaries Consolidated as of the end of the most recently completed fiscal quarter; or

                  (i) the Borrower's and its other Subsidiaries' equity in the income from continuing operations, in the aggregate, before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary (and its Subsidiaries) exceeds ten percent (10%) of such income of the Borrower and its Subsidiaries Consolidated for the most recently completed fiscal year.

                  "MAXIMUM RATE" has the meaning specified in Section 14.20

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is subject to ERISA and to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and
(a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means:

                  (a) with respect to the sale, transfer, or other disposition by the Borrower or any Subsidiary of any asset (including any stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrower or any Subsidiary pursuant to such sale, transfer or other disposition, net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of

                           AGCO Bridge Loan Agreement
         any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than the Bridge Loans); and

                  (b) with respect to any issuance of equity securities or Indebtedness, the aggregate cash proceeds received by the Borrower or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

                  "NEW CAPITAL MARKET TRANSACTIONS" means, collectively, the transactions contemplated by the Loan Documents, the Convertible Note Documents and the New Senior Subordinated Note Documents, together with any issuance of common stock by the Borrower prior to the Closing Date.

                  "NEW SENIOR SUBORDINATED NOTE DOCUMENTS" has the meaning specified in the Credit Agreement.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.4(a).

                  "NPL" has the meaning specified in Section 3.13.

                  "OBLIGATIONS" means all now existing and hereafter arising obligations and liabilities of any of the Borrower and the Guarantors, if any, to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Liquidated Damages), or otherwise and specifically including post-petition interest (whether or not an allowable claim).

                  "OFFERING DOCUMENTS" means an offering memorandum or prospectus together with such other documents, instruments and agreements as any Agent may request in its sole discretion in connection with the issuance of the Permanent Securities.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "OFFICER'S CERTIFICATE" means a certificate signed on behalf of any Loan Party by an Officer of such Loan Party, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of such Loan Party.

                  "OPINION OF COUNSEL" means an opinion from legal counsel of the Borrower, which legal counsel is reasonably acceptable to the Agents.

                  "OTHER TAXES" has the meaning specified in Section 2.11(b).

                  "PARENT ENTITY" means any direct or indirect parent of the Borrower.

                  "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 10.4(b).

                  "PAYMENT DEFAULT" means any Default or Event of Default under
Section 7.1(a) or any matured or unmatured default under the analogous provisions of the documents governing the Credit Agreement.

                           AGCO Bridge Loan Agreement

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "PERMANENT SECURITIES" means equity securities and senior subordinated unsecured debt securities (other than the Convertible Notes) issued by the Borrower which have either been registered with the SEC and sold pursuant to a registration statement in a public offering or privately placed or otherwise sold in an offering exempt from registration with the SEC to refinance the Bridge Loans.

                  "PERMITTED JUNIOR SECURITIES" has the meaning specified in
Section 10.2.

                  "PERMITTED LIENS" means:

                  (a) Any Lien in favor of the Agents, the Issuing Banks or the Lenders (each defined in the Credit Agreement) given to secure the obligations under and pursuant to the Credit Agreement;

                  (b) For the period from the Closing Date through the Initial Funding Date (as defined in the Credit Agreement), Liens securing obligations under the Existing Credit Agreement (as defined in the Credit Agreement);

                  (c) (i) Liens on Real Property for real property taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies not yet delinquent, or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

                  (d) Liens of landlords, Liens and set-off rights of banks and Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen, in each case incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (e) Liens incurred in the ordinary course of business in connection with workers' compensation and unemployment insurance or other types of social security benefits;

                  (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (g) Purchase money security interests, provided that such Lien attaches only to the asset so purchased by such Person and secures only Indebtedness incurred by such Person in order to purchase such asset, but only to the extent permitted by Section 4.23(a)(ii) hereof;

                  (h) Liens on Real Property and related assets in existence on the Closing Date disclosed on SCHEDULE P-1 securing Indebtedness incurred prior to the Closing Date;

                  (i) Liens existing on the property of a Person (including Target and its Subsidiaries to the extent such Liens are disclosed on SCHEDULE 3.15) immediately prior to its being acquired by the Borrower or a Restricted Subsidiary, or any Lien existing on any property acquired by the Borrower or a Restricted Subsidiary at the time such property is so acquired; provided that no such Lien shall have been created or assumed in contemplation of such Person's becoming a Restricted Subsidiary or such

                           AGCO Bridge Loan Agreement
acquisition of property; and provided, that each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property that is an improvement to or is acquired for specific use in connection with such acquired property;

                  (j) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (k) Judgment liens that (i) do not have a Material Adverse Effect, and (ii) do not cause an Event of Default hereunder;

                  (l) Liens on wholesale Receivables (and the Related Assets) sold pursuant to a Securitization Facility, and on Receivables sold under any factoring arrangement permitted hereunder;

                  (m) Precautionary financing statements filed by lessors, or retained interests in leased equipment by lessors, with respect to equipment leases under which the Borrower or a Restricted Subsidiary is lessee;

                  (n) Liens arising in connection with Tax Abatement Transactions permitted hereunder;

                  (o) Liens encumbering customary initial deposits and margin deposits that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Hedge Agreements and Foreign Exchange Agreements and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                  (p) Liens securing reimbursement obligations with respect to letters of credit that encumber documents of title and property shipped under such letters of credit, to the extent the incurrence of such reimbursement obligations are permitted hereunder;

                  (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (r) Any other Liens that do not exceed $10,000,000 in the aggregate at any time outstanding;

                  (s) To the extent that Indebtedness secured thereby is permitted by the terms of this Agreement to be extended, renewed, replaced or refinanced, a future Lien upon any property which is subject to a Permitted Lien described in clauses (g) or (i) above, if such future Lien attaches only to the same property, secures only such permitted extensions, replacements, renewals or refinancings and is of like quality, character and extent, and otherwise satisfies all of the terms and conditions of this Agreement;

                  (t) Non-exclusive licenses of intellectual property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Restricted Subsidiaries or the value of such intellectual property; and

                           AGCO Bridge Loan Agreement

                  (u) Mandatory liens in favor of unsecured creditors attaching to proceeds from the sale of property in a foreclosure or similar proceeding imposed by law of any jurisdiction outside of the U.S. and which have not arisen to secure Indebtedness for borrowed money and do not in the aggregate materially detract from the value of such property or assets.

                  "PERSON" means any natural person, corporation, partnership, limited liability company, joint venture, association, trust, company, Governmental Authority or other entity.

                  "PLAN" means a Single Employer Plan or a Multiple Employer Plan that is subject to ERISA.

                  "PRE-COMMITMENT INFORMATION" means all information in connection with any aspect of the Transactions and all financial projections concerning the Borrower, its Subsidiaries, the Target or any of its Subsidiaries, that was made available to the Lead Arrangers or any of the Lenders by the Borrower, its Subsidiaries, the Target, any of its Subsidiaries, any of their representatives, or on their behalf, prior to the Commitment Date.

                  "PREPAYMENT DATE" has the meaning specified in Section 2.9.

                  "REAL PROPERTY" means, in respect of any Person, any estates or interests in real property now owned or hereafter acquired by such Person.

                  "RECEIVABLES" means any right to payment for goods sold or leased or for services rendered whether or not it has been earned by performance.

                  "REGULATION D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "RELATED ASSETS" means, with respect to any Receivable conveyed pursuant to a Securitization Facility, all records, writings, contracts, payment intangibles, encumbrances, liens, security interests and similar adverse claims securing and supporting such Receivable.

                  "RELATED DOCUMENTS" means the Exchange Notes, the Exchange
Note Indenture and the Exchange Registration Rights Agreement.

                  "REPRESENTATIVE" has the meaning specified in Section 10.2.

                  "RESPONSIBLE EMPLOYEE" means the Executive Chairman, President, Chief Financial Officer, Treasurer, General Counsel or any Associate or Assistant General Counsel, Assistant Treasurer or Vice President of the Borrower; any other employee of the Borrower responsible for monitoring compliance with this Agreement or any other Loan Document; and, with respect to matters relating to ERISA, any individual who functions as the plan administrator under the applicable pension plan.

                  "RESTRICTED PAYMENT" means any direct or indirect distribution, dividend, or other payment to any Person on account of any general or limited partnership interest in, or shares of Stock or other securities of such Person and the payment of any management or similar fee to any Person.

                  "RESTRICTED PURCHASE" means any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Stock or other securities of, AGCO.

                           AGCO Bridge Loan Agreement

                  "RESTRICTED SUBSIDIARY" means, as of any date of determination, the Subsidiaries of the Borrower as of such date whose accounts would be Consolidated with the Borrower in accordance with GAAP, including each Material Subsidiary and excluding any Finance Company.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission of the United States.

                  "SECURITIES" means the Exchange Notes.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIZATION DOCUMENTS" has the meaning set forth in the Credit Agreement.

                  "SECURITIZATION FACILITY" has the meaning set forth in the Credit Agreement.

                  "SECURITIZATION FUNDING" has the meaning set forth in the Credit Agreement.

                  "SELLERS" has the meaning specified in the Preliminary Statements.

                  "SENIOR ADMINISTRATIVE AGENT" means Rabobank, as administrative agent for the Senior Lenders under the Credit Agreement.

                  "SENIOR CREDIT FACILITIES means, at any time, the aggregate amount of the commitments and the outstanding principal of the term loans under the Credit Agreement, at such time.

                  "SENIOR INDEBTEDNESS" has the meaning specified in Section
10.2.

                  "SENIOR LENDERS" means the lenders under the Credit Agreement.

                  "SINGLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and
(a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates, or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SISU DIESEL" means Sisu Diesel Oy, a Finnish corporation.

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the tangible and intangible property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's tangible and intangible property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; provided, however, that with respect to any Person organized under the laws of the United Kingdom, "Solvent" means that such Person is able to pay its debts as they fall due, is not deemed unable to pay its debts as

                           AGCO Bridge Loan Agreement
they fall due within the meaning of Section 123(1) of the Insolvency Act of 1986 and that the value of its assets is greater than the value of its liabilities, taking into account contingent and prospective liabilities; provided, further, that with respect to any Person organized under the laws of Canada or its provinces "Solvent" means that (i) such Person is able to meet its obligations as they generally become due; (ii) such Person is currently paying its current obligations in the ordinary course of business as they generally come due; and
(iii) the aggregate value of that Person's property is, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would be sufficient to enable payment of all its obligations, due and accruing due.

                  "STOCK" means, as applied to any Person, any stock, share capital, partnership interests or other equity of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                  "SUBSIDIARY" means, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

                  "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

                  "TARGET" has the meaning specified in the Preliminary Statements.

                  "TAX ABATEMENT TRANSACTION" means any revenue bond financing arrangement between any Person and a development authority or other similar governmental authority or entity for the purpose of providing property tax abatement to such Person whereby (i) the development authority issues revenue bonds to finance the acquisition of property that is now owned or hereafter acquired by the Borrower or a Restricted Subsidiary, (ii) the property so transferred is leased back by the Borrower or such Restricted Subsidiary, (iii) the bonds issued to finance the acquisition are owned by the Borrower or a Restricted Subsidiary, (iv) the rental payments on the lease and the debt service payments on the bonds are substantially equal and (v) the Borrower or such Restricted Subsidiary has the option to prepay the bonds, terminate its lease and reacquire the property for nominal consideration at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Abatement Transaction.

                  "TAXES" has the meaning specified in Section 2.11(a).

                  "TRANSACTIONS" means, collectively, the Acquisition, the Valtra Refinancing and each of the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means the Loan Documents, the Credit Agreement and the Acquisition Agreement.

                  "TREASURY RATE" means the rate applicable to the most recent auction of direct obligations of the United States having a maturity closest to the date ten years after the original Closing Date, as published by the Board of Governors of the Federal Reserve System.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                  "VALTRA EXISTING DEBT" has the meaning specified in the Preliminary Statements.

                           AGCO Bridge Loan Agreement

                  "VALTRA REFINANCING" has the meaning specified in the Preliminary Statements.

                  "VOTING STOCK" means, with respect to any corporation, the capital stock of such corporation having general voting power under ordinary circumstances to elect directors to the board of directors of such corporation, but shall not include any capital stock that has or would have such voting power solely by reason of the happening of any contingency.

                  "WHOLLY OWNED" means, as applied to any Restricted Subsidiary, a Restricted Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Borrower and/or by one or more Wholly Owned Restricted Subsidiaries.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.2. INTERPRETATION. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                   ARTICLE II
                               THE CREDIT FACILITY

                  SECTION 2.1. THE BRIDGE LOANS. (a) In reliance upon the representations and warranties of the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make a Bridge Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment. The proceeds of each Bridge Loan shall be disbursed by wire transfer on the Closing Date as provided in written instructions delivered by the Borrower to each of the Lenders on or prior to the third Business Day prior to the Closing Date. Each Bridge Loan will mature on the Initial Maturity Date or, in the case of an extension pursuant to Section 2.2, the Final Maturity Date. Any portion of any Lender's Commitment not utilized in the drawdown on the Closing Date will terminate on the Closing Date. Once repaid or prepaid, the Bridge Loans may not be reborrowed.

                  (b) Each Lender shall have the unconditional right, at any time after sixty (60) days from the Closing Date, to convert the Bridge Loans held by such Lender into senior subordinated increasing rate notes (the "CONVERSION NOTES") at its sole discretion; the Conversion Notes shall have substantially the same terms as the Bridge Loans, shall be issued under an indenture which complies with the Trust Indenture Act and shall be "restricted securities" as defined by the Securities Act of 1933 but shall have the same registration rights as set forth under the heading "Registration Rights" in EXHIBIT C hereto. Each Lender may elect such conversion by giving irrevocable written notice of such election to the Borrower, the Agents and, if appointed, the trustee for the Conversion Notes specifying the principal amount of its Bridge Loan to be converted (which shall be at least $1,000,000 and integral multiples of $1,000 in excess thereof) and subject to Section 6.1, the name of the proposed registered holder and, subject to the terms of the indenture for the Conversion Notes, the amount of each Conversion Note requested (each such notice, a "CONVERSION NOTICE"). Any Conversion Notice shall set forth the date on which such conversion shall occur (the "CONVERSION DATE") and shall be given
(i) in the case of the initial Conversion Notice, at least 30 days prior to the initial issuance of the Conversion Notes and (ii) in the

                           AGCO Bridge Loan Agreement
case of subsequent Conversion Notices, at least 30 days prior to the initial issuance of the Conversion Notes or at least three Business Days prior to any subsequent issuance of the Conversion Notes. Bridge Loans converted for Conversion Notes pursuant to this Section 2.1(b) shall be deemed repaid and canceled and the Conversion Notes so issued shall be governed by and construed in accordance with the provisions of the indenture for the Conversion Notes. If the Bridge Loans are converted to senior subordinated increasing rate notes, the Borrower, upon request, shall be required to ensure that the Conversion Notes are DTC eligible.

                  SECTION 2.2. EXTENSION OF INITIAL MATURITY DATE. If, on the Initial Maturity Date: (i) all principal and interest in respect of the Bridge Loans has not been paid in full in cash, (ii) no Extension Default exists and is continuing, (iii) all fees due to the Agents and the Initial Bridge Lenders have been paid in full, (iv) to the extent requested, the Lenders shall have Bridge Notes evidencing their Bridge Loans, (v) no order, decree, injunction or judgment enjoining the extension of the Initial Maturity Date shall be in effect, and (vi) the Agents receive an Officer's certificate from the Borrower certifying to the foregoing and requesting an extension of the maturity of the Bridge Loans, each of the Lenders hereby commits that, on the Extension Date, such Lender will extend the maturity of its Bridge Loan (including, without limitation, any Bridge Loans resulting from the capitalization of interest pursuant to Section 2.4(e) below), to the date that is 30 days after the Term Loan Maturity Date, as defined in the Credit Agreement (the "FINAL MATURITY DATE").

                  SECTION 2.3. OPTION TO EXCHANGE BRIDGE LOANS FOR EXCHANGE
NOTES.

                  (a) On any Business Day on or after the Extension Date (if any), any Lender may elect to exchange all or any portion of its Bridge Loan for one or more Exchange Notes by giving irrevocable written notice of such election to the Borrower, the Agents and, if appointed, the Exchange Note Trustee specifying the principal amount of its Bridge Loan to be exchanged (which shall be at least $1,000,000 and integral multiples of $1,000 in excess thereof) and subject to Section 6.1, the name of the proposed registered holder and, subject to the terms of the Exchange Note Indenture, the amount of each Exchange Note requested (each such notice, an "EXCHANGE NOTICE"). Any Exchange Notice shall set forth the date on which such exchange shall occur (the "EXCHANGE DATE") and shall be given (i) in the case of the initial Exchange Notice, at least 30 days prior to the initial issuance of Exchange Notes and (ii) in the case of subsequent Exchange Notices, at least 30 days prior to the initial issuance of Exchange Notes or at least 3 Business Days prior to any subsequent issuance of Exchange Notes, provided however, that in any event the Borrower shall not be required to deliver the Exchange Note Indenture or any Exchange Notes prior to the 30th day after the initial Exchange Notice is issued. Any such exchanging Lender shall deliver its Bridge Notes to the Administrative Agent within 30 days following delivery of the Initial Exchange Notice and following the Initial Exchange Date, three Business Days following delivery of each subsequent Exchange Notice. Bridge Loans exchanged for Exchange Notes pursuant to this
Section 2.3 shall be deemed repaid and canceled and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Exchange Note Indenture.

                  (b) On the Initial Exchange Date, the Borrower shall deliver to the Administrative Agent the following documents, each dated the Initial Exchange Date and duly executed or authenticated, as the case may be, by each Person party thereto:

                  (i) the Exchange Notes (duly authenticated by the trustee under the Exchange Note Indenture) for the account of each Lender requesting a Exchange Note at least 30 days prior to the Initial Exchange Date in replacement;

                  (ii)     the Exchange Note Indenture;

                           AGCO Bridge Loan Agreement

                  (iii)    the Exchange Registration Rights Agreement;

                  (iv) favorable Opinions of Counsel, whether general counsel or such other special counsel to the Borrower as may be reasonably required by the Agents, in form and substance satisfactory to the Agents, as to such matters as any Lender through the Administrative Agent may reasonably request; and

                  (v) copies of resolutions, documents, instruments and opinions reasonably necessary or desirable in the opinion of any Agent to consummate the initial Exchange Notes.

                  (c) Not later than the third Business Day after delivery of an Exchange Notice (provided such day is subsequent to the Initial Exchange Date):

                  (i) the Administrative Agent shall cancel any Bridge Note delivered to it by the exchanging Lender pursuant to Section 2.3(a) and, if applicable, the Borrower shall issue a replacement Bridge Note to such Lender in an amount equal to the principal amount of such Lender's Bridge Loan that is not being exchanged, or the Administrative Agent shall make a notation on the surrendered Bridge Note to the effect that a portion of the Bridge Loan represented thereby has been repaid; and

                  (ii) the Administrative Agent shall deliver the applicable Exchange Note(s) to the Exchange Note Trustee for authentication and delivery to the holder or holders thereof specified in the Exchange Notice.

                  (d) Each Exchange Note issued pursuant to this Section 2.3 shall bear interest at a rate set forth in Section 2.4(b) hereof. Accrued interest on Bridge Loans so exchanged shall be canceled, and the Exchange Notes received in such exchange shall bear interest from and including the most recent date to which interest has been paid on the Bridge Loans so exchanged.

                  SECTION 2.4. INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT INTEREST.

                  (a) INTEREST RATE APPLICABLE TO BRIDGE LOANS. Not later than three Business Days prior to the Closing Date, the Borrower shall irrevocably deliver a written notice of borrowing (a "NOTICE OF BORROWING") to the Administrative Agent. Subject to Sections 2.4(d), (e) and (f) below, the unpaid principal balance thereof shall bear interest in the following manner: (i) as of the Closing Date and as of the beginning of each of the three subsequent Interest Periods, interest shall be equal to 8.0% plus an initial margin of 0 basis points; at the end of the Interest Period beginning on the Closing Date, such interest rate margin shall increase by 0.25% and thereafter shall increase by an additional 0.25% at the end of each of the three subsequent Interest Periods, (ii) as of the first day following the Initial Maturity Date and as of the beginning of each subsequent Interest Period, interest shall be payable at the greatest of the following: (A) three-month LIBOR plus 9.33%; (B) the Treasury Rate plus 6.33%; (C) a rate equal to the average of the yield of (x) the Morgan Stanley High Yield core investable (MSHYci) Global BBs Corporate Bond Index and (y) the Morgan Stanley High Yield core investable (MSHYci Global Bs Corporate Bond Index, plus 3.35%; (D) in the case of each subsequent Interest Period only, the rate in effect during the prior quarterly period plus 0.50%; and (E) 10.5% plus an initial margin of 0 basis points; at the end of the Interest Period beginning on the first day following the Initial Maturity Date, such interest rate margins shall increase by 0.50% and thereafter shall increase by an additional 0.50% at the end of each subsequent Interest Period for so long as the Bridge Loans are outstanding.

                           AGCO Bridge Loan Agreement

                  (b) INTEREST ON EXCHANGE NOTES. Subject to Sections 2.4(d),
(e) and (f) below, interest on the unpaid principal balance of the Exchange Notes of each Lender will accrue at a rate per annum equal to the sum of the Initial Rate and the Exchange Spread.

                  (c) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. All interest shall be calculated for actual days elapsed on the basis of a 365-day year and shall be payable in arrears not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with Section 2.10.

                  (d) MAXIMUM INTEREST RATE. Notwithstanding anything contained in Section 2.4(a) or 2.4(b), but subject to Section 2.4(f), in no event shall the interest rate on the Bridge Loans for any Interest Period exceed an annual rate equal to the lesser of (i) 14.0% and (ii) the maximum interest rate permitted by law.

                  (e) OPTION TO PAY INTEREST IN KIND. Subject to Section 2.4(f), to the extent that the interest rate on the Bridge Loans for any Interest Period exceeds a rate equal to 12.0% per annum, the Borrower shall have the option to pay to each Lender, pro rata, all or a portion of the interest payable for such Interest Period in excess of the amount of interest that would have been payable on such date at an interest rate of 12.0% per annum, by capitalizing such excess interest and adding it to the aggregate principal amount of outstanding Bridge Loans held by such Lender, effective as of the applicable Interest Payment Date. The Borrower shall give the Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

                  (f) DEFAULT INTEREST. (i) If the Borrower shall default in the payment of the principal of or interest on any Bridge Loan or any other Obligation becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 2.0% in excess of the otherwise applicable interest rate on the Bridge Loans. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

                  SECTION 2.5. COMMITMENT FEE. The Borrower shall pay a fee on the unused portion of each Lender's Commitment, at the rate of 0.5% per annum, for the period commencing on the Commitment Date until the Closing Date, payable on the Closing Date.

                  SECTION 2.6. MANDATORY PREPAYMENT. The Borrower shall prepay the Bridge Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of: (i) the issuance of any debt or equity securities or other indebtedness by the Borrower or any of its Subsidiaries (other than debt under the Credit Agreement up to the aggregate commitments thereunder as of the Closing Date minus any amortization or mandatory prepayments thereunder, capital leases, purchase money debt, and intercompany capital contributions, loans or advances); and (ii) to the extent not used to prepay the Senior Credit Facilities or other secured Indebtedness,
(a) any Asset Sales by the Borrower or any of its Subsidiaries the Net Cash Proceeds of which (individually or in the aggregate in a series of related transactions) in any fiscal year shall be in excess of U.S. $5,000,000 (other than a disposition permitted by Section 4.23(h)(i)-(vii) hereof and other than any portion of such Net Cash Proceeds that are used to purchase or otherwise acquire replacement assets of a similar kind and nature within one hundred twenty (120) days after receipt of such Net Cash Proceeds) and (b) any Extraordinary Insurance Proceeds (each of the transactions in the foregoing clauses (i) and (ii), a "CAPITAL MARKETS TRANSACTION"). The Borrower shall, not later than the fourth Business Day following the receipt of proceeds of any Capital Markets Transaction, apply such Net Cash Proceeds to prepay the Bridge Loans

                           AGCO Bridge Loan Agreement
pursuant to this Section 2.6, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Bridge Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

                  SECTION 2.7. OPTIONAL PREPAYMENT. The Borrower may, upon three days' prior written notice to each of the Lenders, prepay the Bridge Loans at any time, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to such Lender's pro rata share of the aggregate principal amount of Bridge Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

                  SECTION 2.8. BREAKAGE COSTS; INDEMNITY. The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense that such Affected Party sustains or incurs as a consequence of:

                  (a) the failure by the Borrower to borrow Bridge Loans on the Closing Date after the Borrower has given a notice with respect thereof in accordance with Section 2.4,

                  (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of Section 2.6 or 2.7, as applicable, or

                  (c) the mandatory or optional prepayment of Bridge Loans on a day that is not the last day of an Interest Period.

Such indemnification may include an amount equal to the excess, if any of (i) such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Bridge Loans not so made or the principal amount of Bridge Loans so prepaid from the date of such proposed issuance or prepayment in the case of a failure to make Bridge Loans, to the last day of the Interest Period that would have commenced on the proposed date of funding, or in the case of any such prepayment, to the last day of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Bridge Loans provided for herein (excluding the margin) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this
Section 2.8 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

                  SECTION 2.9. EFFECT OF NOTICE OF PREPAYMENT. The Borrower shall notify the Lenders in writing at their addresses shown in the Loan Register of any date set for prepayment (each such day, a "PREPAYMENT DATE") of Bridge Loans. Once such notice is sent or mailed, the Bridge Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional.

                  SECTION 2.10. PAYMENTS.

                  (a) WIRE TRANSFER. Except as provided in Section 2.4(e) with respect to the payment of certain interest by capitalizing it and adding it to the principal of outstanding Bridge Loans, the principal of, fees, premium, if any, and interest on each Bridge Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the Administrative Agent for the respective accounts of the Lenders set forth below their

                           AGCO Bridge Loan Agreement
signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by any Lender at least three Business Days prior to the due date therefor.

                  (b) PAYMENTS ON BUSINESS DAYS. If any payment to be made hereunder or under any Bridge Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

                  (c) PARTIAL PREPAYMENTS AND REDEMPTIONS. All partial prepayments and redemptions of the outstanding principal balance of the Bridge Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Bridge Loans eligible for prepayment or redemption.

                  (d) NO DEFENSE. To the fullest extent permitted by law, the Loan Parties shall make all payments hereunder and under the Bridge Notes regardless of any defense or counterclaim.

                  (e) ALLOCATION. Subject to Article X hereof, any money paid to, received by, or collected by the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

                  FIRST: to any unpaid fees and reimbursement or unpaid expenses of the Agents hereunder;

                  SECOND: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

                  THIRD: to the indefeasible payment of all accrued interest to the date of such payment or collection;

                  FOURTH: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Bridge Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bridge Notes for principal; and

                  FIFTH: the balance, if any, to the Person lawfully entitled thereto.

                  SECTION 2.11. TAXES.

                  (a) TAXES. Any and all payments by any Loan Party hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document shall be made, in accordance with Section 2.10 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings (including additions to tax, interest, penalties) and all other liabilities with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income (and franchise or similar taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or any political subdivision thereof, and, in the case of each Lender, taxes that are imposed on or measured by its overall net income (and franchise or similar taxes imposed in lieu thereof) by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imports,

                           AGCO Bridge Loan Agreement
deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If a Loan Party shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document to the Agents or the
Lenders: (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this
Section 2.11) the Agents or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) such Loan Party shall make such deductions or withholdings; and (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant tax authority or other authority in accordance with applicable laws.

                  (b) OTHER TAXES. In addition, each Loan Party agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Bridge Note, Exchange Note or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

                  (c) INDEMNITY. Each Loan Party will indemnify each Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under the Bridge Notes, the Exchange Notes, this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by any Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen days from the date any Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Loan Parties shall not be obligated to make payment to a Lender or an Agent (as the case may be) pursuant to this Section 2.11(c) in respect of penalties, interest and additions to tax attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or such Agent within 120 days from the date on which such Lender or such Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and additions to tax are attributable to such failure or delay by such Agent or such Lender in making such written demand, (ii) such penalties, interest and additions to tax have accrued after the Borrower had indemnified and paid to the Lender or the Agent all additional amounts due as of the date of such payment pursuant to this
Section 2.11 or (iii) such penalties, interest and additions to tax are attributable to the gross negligence or willful misconduct of such Lender or such Agent. After such Lender or such Agent (as the case may be) received written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.11(c), such Lender and such Agent will act in good faith to promptly notify the Loan Parties of such notice; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Agents or the Lenders under this Section 2.11(c).

                  (d) EVIDENCE OF PAYMENTS. The Borrower will furnish to the Lenders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Lenders.

                  (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 2.11 shall survive the payment in full of all amounts due hereunder and under the Bridge Notes, the Exchange Notes and all other Obligations hereunder.

                           AGCO Bridge Loan Agreement

                  (f) MITIGATION. If any Loan Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section
2.11 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of such Loan Party, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's sole discretion, reasonably exercised, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender and is consistent with the internal policies of such Lender and applicable legal and regulatory restrictions, provided that fees, charges, costs or expenses that are related to such change shall be borne by such Loan Party on behalf of a Lender, and the mere existence of such expenses, fees or costs so borne shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

                  Each Lender and each Agent agrees that it will (i) take necessary actions reasonably requested by any Loan Party in writing that are without risk and material cost or disadvantage to such Lender or such Agent and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain one or more exemptions from withholding tax indemnified against by the Loan Parties under this Section
2.11 and (ii) to the extent reasonable and without risk and material cost or disadvantage to it and consistent with such policies and restrictions, otherwise cooperate with any Loan Party to minimize any amounts payable by such Loan Party under this Section 2.11; provided, however, that in each case, any cost relating to such action or cooperation requested by such Loan Party shall be borne by such Loan Party.

                  Nothing in this Section 2.11 shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

                  SECTION 2.12. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.

                  (a) RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default of if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.12(a) shall provide prompt notice to the Borrower following such exercise.

                  (b) SHARING. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Bridge Loan owing to it or payment of any other amount under this Agreement, a Loan

                           AGCO Bridge Loan Agreement

Document or any Bridge Note held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Bridge Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Bridge Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Bridge Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) NO REQUIREMENT. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this Section
2.12 to share in the benefits of any recovery on such secured claim.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  As of the date hereof and as of the Closing Date, the Borrower hereby jointly and severally agrees with, and represents and warrants to, the Lenders that each of the following representations and warranties is true and will be true after giving pro forma effect to the Transactions:

                  SECTION 3.1. ORGANIZATION; POWER. (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect, and (iii) has all requisite power and authority and has all material licenses, authorizations, consents and approvals necessary to own or lease and operate its properties, to conduct its business as now being conducted and as proposed to be conducted and to enter into and carry out the terms of the Loan Documents to which it is a party; and (b) each Restricted Subsidiary (other than a Dormant Subsidiary) of the Borrower, (i) is a corporation, partnership or other legal entity duly organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization,
(ii) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority and has all licenses, authorizations, consents and approvals necessary to own or lease and operate its properties, to conduct its business as now being conducted and as proposed to be conducted and to enter into and carry out the terms of the Loan Documents to which it is a party other than such licenses, authorizations, consents and approvals, the failure of which would not reasonably be expected to have a Material Adverse Effect.

                           AGCO Bridge Loan Agreement

                  SECTION 3.2. SUBSIDIARIES. Set forth on Part I of SCHEDULE 3.2 is a complete and accurate list of all Subsidiaries of the Borrower, as of the Closing Date showing (as to each such Subsidiary) the jurisdiction of its incorporation or formation, the number of shares of each class of Stock authorized, and the number outstanding, on the Closing Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date and whether it is a Restricted Subsidiary or a Dormant Subsidiary. Set forth on Part II of SCHEDULE 3.2 is a complete and accurate list of each Material Subsidiary as of the Closing Date. All of the outstanding Stock of all of the Subsidiaries of the Borrower owned by the Borrower or any of its Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except for Liens under the Security Documents.

                  SECTION 3.3. JOINT VENTURES. Set forth on SCHEDULE 3.3 is a complete and accurate list of all joint ventures of the Borrower and/or any of its Subsidiaries and any third Person as of the Closing Date showing (as to each such joint venture) the other Person or Persons parties thereto, a brief description of the purpose thereof, and the percentage of the outstanding Stock or other equity interests of such joint venture owned on the Closing Date by the Borrower or any of its Subsidiaries and any outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date with respect thereto.

                  SECTION 3.4. DUE AUTHORIZATION AND ENFORCEABILITY.

                  (a) Each of the Transaction Documents: (i) has been duly authorized, executed and delivered by Borrower and each of its Subsidiaries (to the extent each is a party thereto) and (ii) constitutes a valid and binding obligation of Borrower and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

                  (b) The Bridge Loans, the Bridge Notes, the Conversion Notes and the Exchange Notes have been duly authorized by the Borrower have been duly authorized by the Borrower. When the Bridge Notes, the Conversion Notes and the Exchange Notes have been executed and delivered pursuant to the terms of this Agreement, the indenture governing the Conversion Notes or the Exchange Note Indenture, as applicable, each of the Bridge Loans, the Bridge Notes, the Conversion Notes and the Exchange Notes will be valid and binding obligations of the Borrower enforceable against it in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

                  SECTION 3.5. NO CONFLICTS.

                  (a) The execution, delivery and performance by each Loan Party of this Agreement each other Loan Document to which it is or is to be a party and the other transactions contemplated hereby, are within such Loan Party's corporate or other similar powers, have been duly authorized by all necessary corporate or other similar action, and do not (i) contravene such Loan Party's charter or bylaws; (ii) violate any Applicable Law (including, without limitation, to the extent applicable, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute); (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties

                           AGCO Bridge Loan Agreement

(including the Material Contracts and the Applicable Capital Market Transaction Documents); or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such Applicable Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (b) Giving effect to the execution and delivery of the Loan Documents and the making of the initial Bridge Loans hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, any other Loan Document to which it is or is to be a party, or for the consummation of the transactions hereunder; or (ii) the exercise by any Agent of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on SCHEDULE 3.5(B), all of which have been duly obtained, taken, given or made as of the Closing Date and are in full force and effect.

                  SECTION 3.6. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

                  (a) The consolidated balance sheets of each of the Borrower and Target and their respective Subsidiaries delivered pursuant to Sections 5.7 and 5.8, a copy of which is included in SCHEDULE 3.6, fairly present the consolidated financial position of the Borrower and Target and their respective Subsidiaries as of the dates set forth therein, in each case in accordance with GAAP consistently applied (except as otherwise specifically indicated therein). The consolidated statements of income and cash flows of the Borrower and Target and their respective Subsidiaries that are attached hereto as SCHEDULE 3.6, have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of each of the Borrower and Target and their respective Subsidiaries for the periods indicated. The pro forma consolidated statements of income and cash flows delivered pursuant to
Section 5.9, a copy of which is included in SCHEDULE 3.6, fairly present the estimated consolidated income and cash flows of the Borrower and its Subsidiaries assuming the consummation of the Acquisition as if it had occurred on the date set forth therein, and the pro forma consolidated balance sheet of the Borrower delivered pursuant to Section 5.9, a copy of which is included in
SCHEDULE 3.6, fairly presents the consolidated financial condition of the Borrower and its Subsidiaries on the Closing Date (after giving effect to all simultaneous transactions to occur on such date). The historical and pro forma financial statements attached hereto as SCHEDULE 3.6 comply as to form with the requirements applicable to such financial statements in, and constitute all of the financial statements required by, Regulation S-X of the Securities Act for a Form S-1 registration statement. The presentation of pro forma EBITDA set forth in such pro forma financial statements is consistent with such requirements of Regulation S-X.

                  (b) The five (5) year projected Consolidated balance sheets and income statements of the Borrower and its Restricted Subsidiaries delivered to the Administrative Agent pursuant to Section 5.10 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such projected financial statements, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance. No information, exhibit or report furnished by any Loan Party to either Agent or any Lender in connection with the negotiation of the Loan Documents or any transaction contemplated herein or therein or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                           AGCO Bridge Loan Agreement

                  (c) Neither the Borrower nor the Target nor any of their respective Subsidiaries (prior to giving effect to the consummation of the Transactions) has any liability (absolute or contingent) except (i) those shown on the most recent audited balance sheets described in Section 3.6(a), (ii) those incurred under the Transaction Documents and (iii) those incurred in the ordinary course of business since the date of such audited balance sheets.

                  SECTION 3.7. NO MATERIAL ADVERSE CHANGE. There has been no Material Adverse Change since December 31, 2002.

                  SECTION 3.8. THE ACQUISITION.

                  (a) Concurrently with the making of the Bridge Loans, the Acquisition shall be consummated in accordance with the terms of the Acquisition Agreement, without waiver of any of the conditions thereof. The Acquisition Agreement is in full force and effect and no termination thereof has taken place.

                  (b) There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Acquisition.

                  (c) All of the representations and warranties of the Borrower and, to the best of the Borrower's knowledge, the other parties to the Acquisition Agreement which are contained in the Acquisition Agreement are true and correct in all material respects as of the date of this Agreement and as of the date of the making of the Bridge Loans.

                  SECTION 3.9. LITIGATION. There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator, involving an amount in controversy in excess of $5,000,000, except for (i) matters in which the Borrower or its Subsidiary is the plaintiff, (ii) matters disclosed on SCHEDULE 3.9 hereto, and
(iii) matters arising after the Closing Date that could not reasonably be expected to have a Material Adverse Effect. No such matter disclosed on SCHEDULE
3.9 purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the consummation of the transactions contemplated thereby or hereby, or is reasonably likely to have a Material Adverse Effect.

                  SECTION 3.10. USE OF PROCEEDS. The Borrower will not, directly or indirectly, use any of the proceeds of any Bridge Loan for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose that would constitute this transaction a "purpose credit", in each case within the meaning of the margin regulations of the Board of Governors of the Federal Reserve System, if such use would violate such regulations or cause any Lender to violate such regulations or impose any filing or reporting requirement on any Lender under such regulations.

                  SECTION 3.11. ERISA MATTERS. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a Material Adverse Effect. Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) that any Loan Party or any of its ERISA Affiliates is required to file for any Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and, except as set forth on SCHEDULE 3.11, since the date of such Schedule B there has been no material adverse change in such funding status. Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that would reasonably be expected

                           AGCO Bridge Loan Agreement
to have a Material Adverse Effect. Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the knowledge of the Borrower no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in either case which reorganization or termination would reasonably be expected to have a Material Adverse Effect. With respect to each scheme or arrangement mandated by a government other than the United States providing for post-employment benefits (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law providing for post-employment benefits (a "FOREIGN PLAN"): (i) all material employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations, in accordance with applicable generally accepted accounting principles, and the liability of each Loan Party and each Subsidiary of a Loan Party with respect to a Foreign Plan is reflected in accordance with normal accounting practices on the financial statements of such Loan Party or such Subsidiary, as the case may be; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless, in each case, the failure to do so would not be reasonably likely to have a Material Adverse Effect.

                  SECTION 3.12. CASUALTIES; TAKING OF PROPERTIES. Since December 31, 2002, neither the business nor the properties of the Borrower or its Restricted Subsidiaries, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

                  SECTION 3.13. ENVIRONMENTAL MATTERS. Except as set forth on
SCHEDULE 3.13 hereto (i) each of the Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws, the failure to comply with which could have a Material Adverse Effect; (ii) each of the Borrower and its Subsidiaries has obtained and currently maintains all Environmental Permits necessary for the operation of its business, all such Environmental Permits are in good standing and the Borrower and its Subsidiaries are in compliance with all such Environmental Permits, except where the failure to so obtain, maintain or comply could not have a Material Adverse Effect; (iii) neither the Borrower nor its Subsidiaries are subject to any Environmental Actions, and, to the knowledge of the Borrower, no Environmental Action has been threatened, in either case, which would be reasonably expected to have a Material Adverse Effect or be required to be disclosed on SCHEDULE 3.9; (iv) to the best knowledge of the Borrower after diligent investigation, there has been no release, spill, emission, leaking, pumping, injection, deposit, application, disposal, discharge, dispersal, leaking or migration into the environment, including the movement of any Hazardous Material in or through the environment, of any Hazardous Material at, in, on, under, affecting or migrating to or from any Real Property, which could have a Material Adverse Effect; (v) neither the Borrower nor its Subsidiaries have caused or permitted any Hazardous Material to be disposed of on or under any Real Property in violation of any Environmental Law, the violation of which could have a Material Adverse Effect; (vi) neither the Borrower nor its Subsidiaries have transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the knowledge of the Loan Parties, proposed for listing on the National Priorities List under CERCLA

                           AGCO Bridge Loan Agreement

("NPL") or listed on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") maintained by the Environmental Protection Agency or any analogous state list, except to the extent such transportation would not reasonably be expected to have a Material Adverse Effect; (vii) to the best knowledge of the Borrower and its Subsidiaries after diligent investigation, none of the Real Properties presently require or previously required interim status or a hazardous waste permit for the treatment, storage or disposal of hazardous waste pursuant to CERCLA, or any analogous Environmental Law, except where the failure to obtain such status or permit could not have a Material Adverse Effect, and no real properties have been placed or proposed to be placed on the NPL or its state equivalents or placed on CERCLIS or its state equivalents; and (viii) no asbestos-containing material, polychlorinated biphenyls, or underground storage tanks are present on or under any Real Property in a manner or condition that could result in a Material Adverse Effect.

                  SECTION 3.14. TAXES. Each of the Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all Federal and foreign income-tax returns, all federal, provincial or state income-tax returns where a tax Lien could be imposed on any assets of the Borrower or any of its Restricted Subsidiaries and all other material income-tax and governmental remittance returns required to be filed and has paid all taxes and other amounts shown thereon to be due, together with applicable interest and penalties, except for any taxes being contested in good faith by appropriate proceedings promptly initiated and diligently pursued and for which reserves or other appropriate provisions required by GAAP have been established and with respect to which no Lien or right of demand has arisen or attached to its property and become enforceable against its other creditors. Set forth on
SCHEDULE 3.14 hereto is a complete and accurate list, as of the Closing Date, of each taxable year of the Borrower for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise. There are no adjustments as of the Closing Date to the federal income tax liability of the Borrower proposed by the Internal Revenue Service with respect to any such year. Except as set forth on SCHEDULE 3.14, the aggregate unpaid amount, as of the Closing Date, of adjustments to the state, provincial, local and foreign tax liability of the Borrower and its Subsidiaries proposed by all state, provincial, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $5,000,000. No issues have been raised by any taxing authority that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  SECTION 3.15. TITLE TO PROPERTIES. As of the Closing Date, all Permitted Liens of record of the Borrower, any Restricted Subsidiary or Target (to the extent such Liens will remain in effect after the [Acquisition]) are set forth on SCHEDULE 3.15 attached hereto.

                  SECTION 3.16. SOLVENCY. The Borrower is, and will be after giving effect to the transactions contemplated hereby, individually and together with its Subsidiaries, Solvent.

                  SECTION 3.17. INVESTMENT COMPANY. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Bridge Loans, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  SECTION 3.18. MATERIAL CONTRACTS. Set forth on SCHEDULE 3.18 hereto is a complete and accurate list of all Material Contracts of each Loan Party as of the Closing Date, showing the parties, subject matter and term thereof and listing all amendments thereto. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified since the Closing Date, except to the extent permitted hereby, is in full force and effect and is

                           AGCO Bridge Loan Agreement
binding upon and enforceable against all parties thereto in accordance with its terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally), and there exists no default under any Material Contract by any party thereto.

                  SECTION 3.19. INTELLECTUAL PROPERTY. Set forth on SCHEDULE
3.19 hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights of the Borrower and its Restricted Subsidiaries registered with any Governmental Authority as of the Closing Date, showing the jurisdiction in which registered, the applicable registrant, the registration number, the date of registration and the expiration date.

                  SECTION 3.20. EXISTING INDEBTEDNESS. Set forth on SCHEDULE
3.20 hereto is a complete and accurate list of all Indebtedness of the Borrower and its Subsidiaries outstanding as of September 30, 2003, showing the approximate principal amount outstanding thereunder as of such date. Except as otherwise disclosed in this Article III, the Borrower and its Restricted Subsidiaries have no other liabilities that would result in a Material Adverse Effect.

                  SECTION 3.21. EMPLOYEE RELATIONS. The Borrower and its Subsidiaries have a stable work force in place and is not, as of the Closing Date, except as set forth on SCHEDULE 3.21, party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower or any of its Restricted Subsidiaries' employees, and the Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving the Borrower or any of its Restricted Subsidiaries' employees except where such strike, work stoppage or other labor dispute does not or would not reasonably be likely to have a Material Adverse Effect.

                  SECTION 3.22. ANTI-TERRORISM LAWS. None of the Borrower nor any Affiliate of the Borrower knows, or reasonably should know of, any violation of any Anti-Terrorism Law or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  SECTION 3.23. USE OF LOANS. The Loans are intended solely for the purposes set forth in Section 4.12 and the Loans are not intended specifically to enable any transaction that, if conducted by a United States entity, would violate any rules or regulations promulgated by OFAC or other United States economic or trade sanctions restrictions.

                  SECTION 3.24. PRIVATE OFFERING; RULE 144A MATTERS.

                  (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the making of the Bridge Loans hereunder and the issuance of the instruments evidencing such Bridge Loans and the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. The Borrower has not issued or sold Bridge Loans, the instruments evidencing such Bridge Loans or the Securities or equity securities to anyone other than the Lenders. No securities of the same class as the Bridge Loans, the instruments evidencing such Bridge Loans or the Securities have been issued or sold by the Borrower within the six-month period immediately prior to the date hereof. The Borrower agrees that neither it, nor anyone acting on its behalf, will (i) offer the Bridge Loans, the instruments evidencing such Bridge Loans or the Securities so as to subject the making, issuance and/or sale of the Bridge Loans, the instruments evidencing such Bridge Loans or the Securities, to the registration or prospectus delivery requirements of the Securities Act or
(ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Bridge Loans, the instruments evidencing such Bridge Loans, the Securities and any such securities would be integrated as a single offering for the purposes of the

                           AGCO Bridge Loan Agreement

Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Bridge Note, and (subject to the terms of the Exchange Note Indenture) and each of the Exchange Notes shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

                  (b) In the case of each offer, sale or issuance of the Bridge Loans or the Securities no form of general solicitation or general advertising was or will be used by the Borrower or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (c) The Securities will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Securities are issued and delivered pursuant to the Transaction Documents, they will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any other security of the Borrower that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Transaction Documents will require the qualification of an indenture under the Trust Indenture Act.

                                   ARTICLE IV
                                    COVENANTS

                  So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower covenants and agrees with the Lenders as follows:

                  SECTION 4.1. COMPLIANCE WITH LAWS, ETC.. Except as provided in
Section 4.4 hereof, the Borrower shall comply, and shall cause each of its Subsidiaries to comply with all Applicable Laws, such compliance to include, without limitation, to the extent applicable, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the Trading with the Enemy Act and any similar statute except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.2. PRESERVATION OF EXISTENCE, ETC. Except as otherwise permitted by this Agreement, the Borrower shall preserve and maintain, and cause each of its Restricted Subsidiaries to (a) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective business requires such qualification or authorization except where such failure to so qualify and/or remain qualified does not or would not reasonably be likely to have a Material Adverse Effect, and (b) preserve and maintain, its existence, rights (charter and statutory), privileges and franchises, except with respect to Restricted Subsidiaries that are not Loan Parties to the extent that the failure to maintain such existence, rights, privileges and franchises does not or would not reasonably be likely to have a Material Adverse Effect; provided that neither the Borrower nor any of its Restricted Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Restricted Subsidiary shall determine that the preservation and maintenance thereof is no longer desirable in the conduct of the business of the Borrower or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Restricted Subsidiary or the Lenders. The Borrower shall at all times remain qualified as a foreign corporation entitled to do business in the State of New York.

                  SECTION 4.3. PAYMENT OF TAXES AND CLAIMS. The Borrower shall, and shall cause each Subsidiary to, pay and discharge all material federal, foreign, state and local taxes, assessments, and governmental charges or levies imposed upon any of them or their respective incomes or profits or upon

                           AGCO Bridge Loan Agreement
any properties belonging to any of them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of their respective property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Borrower shall timely file all information returns required by federal, state, provincial or local tax authorities.

                  SECTION 4.4. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower shall comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except in each case where the failure to take such action would not result in a Material Adverse Effect.

                  SECTION 4.5. MAINTENANCE OF INSURANCE. The Borrower shall maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Restricted Subsidiary operates, including, without limitation, physical damage insurance on all real and personal property, comprehensive general liability insurance, and business interruption insurance; provided, however, that such insurance may be subject to (A) self-insurance by the Borrower and its Subsidiaries that so long as such self insurance is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and (B) deductibles and co-payment obligations no greater than those of other corporations similarly situated. All policies of insurance required to be maintained under this Agreement shall be in form and with insurers recognized as adequate by the Agents and all such policies shall be in such amounts as may be reasonably satisfactory to the Agents and shall, by an endorsement or independent instrument furnished to the Agents provide that the insurance companies will give the Agents at least thirty (30) days prior written notice (ten (10) days, in the case of non-payment of premium) before any such policy or policies of insurance shall be altered or canceled. The Borrower shall deliver to the Agents a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement and, upon request of the Agents, the Borrower shall deliver to the Agents a copy of each such policy.

                  SECTION 4.6. VISITATION RIGHTS. The Borrower shall permit, and shall cause its Subsidiaries to permit, representatives of the Agents and each Lender to (a) visit and inspect the properties of the Borrower and its Subsidiaries during normal business hours, (b) inspect and make extracts from and copies of the Borrower's and its Subsidiaries' books and records, (c) inspect the Collateral, and (d) discuss with its respective principal officers, directors and accountants its businesses, assets, liabilities, financial positions, results of operations, and business prospects; provided, however, the Lenders will use reasonable efforts to coordinate with the Borrower and the Agents such visit and inspections to limit any inconvenience to the Borrower and its Subsidiaries and, prior to the occurrence of any Default hereunder, the Lenders shall give the Borrower reasonable prior notice of any such visit or inspection.

                           AGCO Bridge Loan Agreement

                  SECTION 4.7. ACCOUNTING METHODS. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP (or the foreign equivalent), and will keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

                  SECTION 4.8. MAINTENANCE OF PROPERTIES, ETC. The Borrower shall preserve, and shall cause each of its Restricted Subsidiaries to maintain and preserve in the ordinary course of business in good repair, working order, and condition, normal wear and tear, removal from service for routine maintenance and repair and disposal of obsolete equipment excepted, all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto.

                  SECTION 4.9. PAYMENT OF INDEBTEDNESS; PERFORMANCE OF MATERIAL CONTRACTS. The Borrower shall, and shall cause its Subsidiaries to, (a) pay, subject to any provisions therein regarding subordination, any and all of their respective material Indebtedness when and as the same becomes due after any applicable cure period (other than amounts duly disputed in good faith if appropriate reserves in accordance with GAAP are made therefor on the books of such Person) and within the time period and in the manner consistent with their business practices prior to the Closing Date, and (b) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, except where the failure to perform or observe the same would not have a Material Adverse Effect.

                  SECTION 4.10. ERISA. The Borrower shall at all times make, or cause to be made, timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its ERISA Affiliates' Plans; timely file any annual report required to be filed pursuant to ERISA in connection with each such Plan of the Borrower and its ERISA Affiliates; notify the Agents as soon as practicable of the occurrence of any ERISA Event and of any additional act or condition arising in connection with any such Plan which the Borrower believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to the Agents, promptly upon the Agents' request therefor, a copy of such annual report and such additional information concerning any such Plan as may be reasonably requested by the Agents.

                  SECTION 4.11. CONDUCT OF BUSINESS. The Borrower and each Subsidiary of the Borrower shall continue to engage in business of the same general type as now conducted by it, respectively, on the Closing Date.

                  SECTION 4.12. [INTENTIONALLY OMITTED]

                  SECTION 4.13. ANTI-LAYERING. Notwithstanding any other provision hereof, the Borrower will not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is subordinate or junior in right of payment to the Credit Agreement and senior in any respect in right of payment to the Bridge Loans.

                  SECTION 4.14. FURTHER ASSURANCES. (a) The Borrower shall take such actions, and execute, acknowledge, deliver, record, file and register any and all such documents and instruments, as any Agent or the Majority Lenders may reasonably request from time to time in order to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agents and the Lenders the rights granted or now or hereafter intended to be granted to the Agents and the Lenders under any Loan Document or under any other document executed in connection therewith.

                           AGCO Bridge Loan Agreement

                  (b) Contemporaneously with the execution and delivery of any document referred to above, the Company shall deliver all resolutions, opinions and corporate documents as any Agent or the Majority Lenders may reasonably request to confirm the enforceability of such document.

                  SECTION 4.15. ACCOUNTS RECEIVABLE SECURITIZATIONS.

                  (a) The Borrower shall maintain the period to maturity or renewal of any accounts receivable securitization or any related credit facilities in excess of 180 days.

                  (b) No later than April 30, 2004, the Borrower shall lower the ratings triggers of its accounts receivable securitizations or any related credit facilities to no higher than B (from B+ currently) by S&P and B2 (from B1 currently) by Moody's on a senior unsecured basis.

                  SECTION 4.16. COMPLIANCE WITH OTHER AGREEMENTS. The Borrower shall comply in all respects with the Fee Letter.

                  SECTION 4.17. BROKER'S CLAIMS. The Borrower hereby indemnifies and agrees to hold the Agents and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Agents and each of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

                  SECTION 4.18. MATERIAL SUBSIDIARIES. The Borrower shall, promptly and in no event later than thirty (30) days after the date that (A) any existing Material Subsidiary shall no longer be prohibited by any Applicable Law or otherwise from entering into a guarantee of the Obligations hereunder and (B) any Subsidiary becomes a Material Subsidiary (or thirty (30) days after such determination in connection with the delivery of quarterly financial statements under Section 4.21(b)) or after the acquisition or creation of any Material Subsidiary (in each case if such Material Subsidiary is not prohibited by any Applicable Law or otherwise prohibited from entering into a guarantee of the Obligations hereunder), (a) cause such Material Subsidiary to execute and deliver to the Administrative Agent a guarantee in form and substance satisfactory to the Agents, and (b) deliver to the Administrative Agent such other documents and opinions of counsel in connection therewith as the Agents may reasonably request.

                  SECTION 4.19. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans, together with the proceeds of the New Capital Market Transactions, solely (i) to repay the Existing Credit Agreement (as defined in the Credit Agreement), (ii) to finance the Acquisition, the Valtra Refinancing and the transactions contemplated thereby and (iii) to pay fees and expenses incurred in connection with the Transactions.

                  SECTION 4.20. NEW EQUITY ISSUANCE. After the Closing Date, but on or before the date that is the one (1) year anniversary of the Closing Date, the Borrower shall receive Net Cash Proceeds in an amount of not less than $100,000,000 from the issuance of new Common Stock of the Borrower.

                  SECTION 4.21. REPORTING REQUIREMENTS. The Borrower will deliver to the Administrative Agent (and, with respect to clauses (b), (c), (j) and (o) of this Section 4.21, such delivery may be made by the Borrower posting such information directly via IntraLinks):

                  (a) DEFAULT NOTICE. As soon as possible and in any event within two (2) Business Days after a Responsible Employee shall know of the occurrence of each Default, a statement of the chief

                           AGCO Bridge Loan Agreement
financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) QUARTERLY FINANCIALS. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, and within ninety (90) days after the end of the fourth quarter of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Restricted Subsidiaries and (in the case of the first three (3) fiscal quarters) the Borrower and its Subsidiaries, respectively, as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Restricted Subsidiaries and (if applicable) the Borrower and its Subsidiaries, respectively, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP.

                  (c) ANNUAL FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein consolidated balance sheets and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion reasonably satisfactory to the Agents and KPMG, its independent public accountants, or other independent public accountants of recognized national standing, together with:

                  (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards; and

                  (ii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                  (d) ERISA EVENTS AND ERISA REPORTS. (i) Promptly and in any event within ten (10) Business Days after any Responsible Employee of any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto, and (ii) on the date on which any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (e) PLAN TERMINATIONS. Promptly and in any event within two
(2) Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to involuntarily terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

                  (f) PLAN ANNUAL REPORTS. Upon the Agents' request, copies of the most recent Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan for which any Loan Party or any of its ERISA Affiliates is required to file such report.

                           AGCO Bridge Loan Agreement

                  (g) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning:

                  (i) the imposition of Withdrawal Liability by any such Multiemployer Plan that might have a Material Adverse Effect;

                  (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan that might be expected to have a Material Adverse Effect; or

                  (iii) the amount of liability incurred by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii), if paying such liability might have a Material Adverse Effect.

                  (h) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in Section 3.9.

                  (i) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to the stockholders of the Borrower, and copies of all regular, periodic and special reports, and all registration statements that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (j) CREDITOR REPORTS. Copies of any statement, notice of default or other material notice delivered to or received from the applicable parties under the New Capital Market Transactions, the Existing 2008 Note Trustee (as defined in the Credit Agreement) or the Existing 2006 Note Trustee (as defined in the Credit Agreement) and, upon request by either any Agent or any Lender, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this
Section 4.21.

                  (k) MATERIAL CONTRACT NOTICES. Promptly upon receipt thereof, copies of all default notices received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract and, from time to time upon request by the Agents, such information regarding any Material Contracts as the Agents may reasonably request.

                  (l) ENVIRONMENTAL CONDITIONS. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or would be reasonably likely to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that would reasonably be expected to have a Material Adverse Effect.

                  (m) ADVERSE DEVELOPMENTS. Promptly after any Responsible Employee becomes aware of the occurrence thereof, notice of any other event or condition relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Restricted Subsidiaries that is reasonably likely to have a Material Adverse Effect.

                           AGCO Bridge Loan Agreement

                  (n) ANNUAL BUDGET. As soon as possible and in any event by January 15 of each year, the annual quarterly budget for the Borrower and its Restricted Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement, for such year, on a quarter-by-quarter basis.

                  (o) SECURITIZATION FUNDING; INDENTURES. Promptly following (i) the occurrence of any Servicer Default, Early Amortization Event, Amortization Event or Termination Event (as such terms may be defined in any Securitization Documents) under the Securitization Documents, or default by the Borrower under the Applicable Capital Market Transactions, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto, and
(ii) request by the Agents, such information as the Agents may request to determine the aggregate principal amount of Securitization Funding outstanding on any date.

                  (p) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, taxes, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent may reasonably request or any Lender may from time to time reasonably request through an Agent.

                  SECTION 4.22. ACCESS TO ACCOUNTANTS. The Borrower hereby authorizes the Agents to discuss the financial condition of the Borrower and its Subsidiaries with the Borrower's independent public accountants upon reasonable notification to the Borrower of such Agent's intention to do so. The Borrower shall be given the reasonable opportunity to participate in any such discussion. The Borrower shall deliver to its independent public accountants a letter authorizing and instructing them to comply with the provisions of this Section 4.22.

                  SECTION 4.23. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Loan shall remain unpaid, any Lender shall have any Commitment hereunder or any Obligation shall remain unpaid:

                  (a) INDEBTEDNESS. The Borrower shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and shall not permit any of its Restricted Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (i) Indebtedness under this Agreement and the other Loan Documents;

                  (ii) Capitalized Leases and Indebtedness secured by purchase money security interests described in clause (g) of the definition of Permitted Liens set forth in Article I hereof which are
         (x) in existence prior to the Closing Date, or (y) incurred after the Closing Date and do not exceed the aggregate amount of $5,000,000 made or incurred during any calendar year;

                  (iii) Indebtedness of the Borrower and its Restricted Subsidiaries under the Senior Credit Facilities and the Applicable Capital Market Transactions and, after the Initial Maturity Date, refinancings, renewals, or extensions of the foregoing so long as: (v) the terms and conditions of such refinancings, renewals, or extensions do not, in the Agents' judgment, materially impair the prospects of repayment of the Obligations by the Borrowers, (w) such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of, or an increase in the rate of interest or fees with respect to, the applicable Indebtedness so refinanced, renewed, or extended, (x) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the applicable Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that are materially more

                           AGCO Bridge Loan Agreement
         burdensome or restrictive to the Borrower or any Restricted Subsidiary,
         (y) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agents and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness, as determined by the Agents, and (z) the documents evidencing or governing such Indebtedness, as so refinanced, renewed or extended, are otherwise in form and substance reasonably satisfactory to the Agents in their reasonable judgment;

                  (iv)     Securitization Funding under the Securitization
         Documents;

                  (v) Intercompany Indebtedness among any of the Borrower and the Restricted Subsidiaries; provided such Indebtedness shall be unsecured and, upon the occurrence of an "Event of Default" under and as defined in the Credit Agreement, subordinated to the "Obligations" under and as defined in the Credit Agreement;

                  (vi) For the period from the Closing Date through the Initial Funding Date (as defined in the Credit Agreement), Indebtedness outstanding under the Existing Credit Agreement (as defined in the Credit Agreement);

                  (vii) (i) Indebtedness in existence as of the Closing Date secured by Liens on Real Property and related assets permitted by clause (h) of the definition of Permitted Liens, and (ii) Indebtedness in connection with Tax Abatement Transactions entered into after the Closing Date to the extent permitted hereunder;

                  (viii) Other unsecured Indebtedness for borrowed money not exceeding an aggregate amount outstanding at any time of (x) $50,000,000 at any individual Restricted Subsidiary or (y) $100,000,000 for the Borrower and all Restricted Subsidiaries in each case so long as the Net Cash Proceeds thereof are applied to prepay the Bridge Loans in accordance with Section 2.6 hereof;

                  (ix) Other secured Indebtedness for borrowed money not exceeding an aggregate amount outstanding at any time of $10,000,000 for the Borrower and its Restricted Subsidiaries so long as the Net Cash Proceeds thereof are applied to prepay the Bridge Loans in accordance with Section 2.6 hereof; and

                  (x)      Indebtedness permitted by Section 4.23(b) hereof.

Notwithstanding the foregoing, in no event shall the outstanding Indebtedness of Sisu Diesel exceed an aggregate amount of U.S. $7,500,000 at any time, plus intercompany Indebtedness permitted by clause (v) above.

                  (b) LIMITATION ON GUARANTEES. (i) The Borrower will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Borrower which is pari passu with or subordinated in right of payment to, the Bridge Loans ("Guaranteed Indebtedness"), unless (A) such Restricted Subsidiary simultaneously executes and delivers a Guaranty of payment of the Bridge Loans by such Restricted Subsidiary and (B) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guaranty; provided that this paragraph (i) shall not be applicable to any guarantee of any Restricted Subsidiary (1) that existed at the time such Person became a

                           AGCO Bridge Loan Agreement

Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (2) of the Indebtedness incurred under the Credit Agreement. If the Guaranteed Indebtedness is (x) pari passu with the Bridge Loans, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guaranty or (y) subordinated to the Bridge Loans, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guaranty at least to the extent that the Guaranteed Indebtedness is subordinated to the Bridge Loans.

                  (ii) Notwithstanding the foregoing, any Subsidiary Guaranty by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (A) the sale, exchange or transfer, to any Person not an Affiliate of the Borrower, of all of the Borrower's and each Restricted Subsidiary's capital stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement); or (B) the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guaranty, except a discharge or release by or as a result of payment under such guarantee.

                  (c) LIENS, ETC. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Receivables) whether now owned or hereafter acquired or, except Permitted Liens.

                  (d) RESTRICTED PAYMENTS AND PURCHASES.

                  (i) The Borrower shall not directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except so long as no Default then exists or would be caused thereby, the Borrower may
         (v) declare and deliver dividends and distributions payable only in, or convert any preferred stock into, Common Stock of the Borrower, (w) declare and pay cash dividends on its Common Stock listed on a national securities exchange or Nasdaq or its Series A Convertible Preferred Stock, in an aggregate amount not exceeding $5,000,000 in any fiscal year, (x) purchase, redeem, retire or otherwise acquire shares of its own outstanding Stock for cash in connection with employee stock option plans, (y) acquire shares of its Stock to eliminate fractional shares and (z) redeem any preferred Stock purchase rights issued under the Borrower's stockholders rights plan at a redemption price of $0.01 per right.

                  (ii) The Borrower shall not permit any of its Restricted Subsidiaries to directly or indirectly declare or make any Restricted Payment or Restricted Purchase to any Person other than the Borrower and the other Restricted Subsidiaries.

                  (e) SALE-LEASEBACKS. The Borrower shall not directly or indirectly become or remain liable, or permit any Restricted Subsidiary to become or remain liable, as lessee or guarantor or other surety with respect to any lease, whether a Capitalized Lease or otherwise, of any assets (whether real or personal or mixed), whether now owned or hereafter acquired, that: (i) the Borrower or any Restricted Subsidiary has sold or transferred or is to sell or transfer to any other Person, other than to another Restricted Subsidiary, or
(ii) the Borrower or any Restricted Subsidiary intends to use for substantially the same purpose as any other property that has been sold or is to be sold or transferred by the Borrower or any Restricted Subsidiary to any Person in connection with such lease, except for (x) any lease in effect on the Closing Date, (y) the lease of the facility located in Hesston, Kansas, and other facilities located in the United States owned by the Borrower or its Restricted Subsidiaries (including Target) as of the Initial Funding Date (as defined in the Credit Agreement) in connection with a Tax Abatement Transaction; provided, the documentation evidencing or governing such Tax Abatement Transaction is in form and substance satisfactory to the Agents and the Agents receive such other documentation as it may

                           AGCO Bridge Loan Agreement
reasonably request, and (z) the lease of certain office space located at the Coventry, England facility after the sale thereof by the Borrower.

                  (f) MERGERS, ETC. The Borrower shall not merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that, so long as no Default then exists hereunder or would be caused thereby and the Administrative Agent receives written notice of any such merger at least thirty (30) days (or such shorter period as may be acceptable to the Agents) prior to the effectiveness thereof if such merger involves a Loan Party: (i) any Restricted Subsidiary (other than AGCO Acceptance Corporation) of the Borrower may merge into or consolidate with any other Restricted Subsidiary (other than AGCO Acceptance Corporation) of the Borrower or any other Person to consummate an Investment permitted by Section 4.23(h) or 4.23(i), but only if (x) the Person surviving such merger, or the Person formed by such consolidation, shall be a Restricted Subsidiary of the Borrower, (y) if a Loan Party is a party to such merger or consolidation and (A) the surviving corporation of any such merger is not a Loan Party, or (B) is a party to any such consolidation, the surviving corporation or Person formed by such consolidation, as the case may be, shall assume, in a manner reasonably satisfactory to the Agents and the Majority Lenders, the obligations of such Loan Party under the Loan Documents to which such Loan Party was a party, and (z) if the surviving Person of such merger is a Material Subsidiary, the Administrative Agent receives the documents required to be delivered pursuant to Section 4.18 hereof; (ii) any of the Borrower's Restricted Subsidiaries (other than Massey Ferguson Corp. or a Foreign Subsidiary) may merge into the Borrower so long as the Borrower is the surviving corporation;
(iii) any Subsidiary that is not a Restricted Subsidiary may merge into any other Subsidiary that is not a Restricted Subsidiary; and (iv) Subsidiaries of the Borrower may merge with Subsidiaries of Target on the Closing Date in connection with the Acquisition, as set forth on SCHEDULE 4.23(f). The Borrower shall not, and shall not permit any Restricted Subsidiary to (other than a Dormant Subsidiary), liquidate or dissolve itself or otherwise wind up its business, except any Restricted Subsidiary (other than Massey Ferguson Corp.) may liquidate or dissolve if all of its assets are transferred to the Borrower or another Restricted Subsidiary in compliance with Section 4.23(g)(v) hereof (provided the Administrative Agent receives thirty (30) days' prior written notice if such Restricted Subsidiary is a Loan Party).

                  (g) SALE OF ASSETS. The Borrower shall not sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, except:

                  (i) sales of Inventory in the ordinary course of its business;

                  (ii)     sales of the Closed Facilities;

                  (iii) sales of wholesale Receivables (together with the Related Security) invoiced to third parties at addresses located in the United States, Canada, and/or Europe under a Securitization Facility, but only so long as the aggregate face amount of Receivables purchased by the purchasers under such facility and outstanding on any date of determination may not exceed $475,000,000;

                  (iv) so long as no Default has occurred and is then continuing, the sale of Real Property (together with the building and improvements thereon) in connection with a Tax Abatement Transaction permitted by Section 4.23(e);

                  (v) transfers of assets (v) between the Loan Parties; (w) from a Subsidiary not a Loan Party to a Loan Party, (x) between Restricted Subsidiaries that are not Loan Parties, (y) from a Loan Party to a Restricted Subsidiary that is not a Loan Party; provided,
         (A) such transfer is in

                           AGCO Bridge Loan Agreement
         the ordinary course of business in compliance with Section 4.23(k), or
         (B) the aggregate amount of such transfers during any fiscal year does not exceed $5,000,000 and (z) from AGCO GmbH and Co. to Fendt Immobilien KG, upon the formation thereof, provided that the Borrower and its Restricted Subsidiaries shall comply with Sections 5.15 and 7.7(e)(v) of the Credit Agreement;

                  (vi) sales of Receivables by a Foreign Subsidiary in connection with factoring arrangements in the ordinary course of business;

                  (vii) sale or disposition of Investments in Deutz AGCO Motores SA, Tractors and Farm Equipment Limited or Redball LLC; provided at the time of such sale no Default shall exist; and

                  (viii) so long as no Default has occurred and is then continuing, the sale of any other asset by the Borrower or any Restricted Subsidiary (other than a bulk sale of Inventory) if (x) the purchase price paid to the Borrower or such Restricted Subsidiary for such asset or assets, in a single transaction or related transactions, shall be at least equal to the Fair Market Value (as defined below) of such asset(s) as determined by (A) with respect to any asset or assets, in a single transaction or related transactions, with a Fair Market Value of at least $2,500,000 (or the foreign equivalent thereof), the Board of Directors of the Borrower or such Restricted Subsidiary, as the case may be, and evidenced in a resolution of such Board of Directors, and (B) with respect to any asset or assets, in a single transaction or related transactions, with a Fair Market Value of less than $2,500,000 (or the foreign equivalent thereof), two of any of the chief financial officer, the chief executive officer, the president, the chief operating officer or any equivalent thereof, and (y) the purchase price (including any portion thereof in respect of an assumption of liabilities of the Borrower or such Restricted Subsidiary) paid to the Borrower or such Restricted Subsidiary for such asset or assets, shall not exceed $15,000,000 in the aggregate for such transactions in any fiscal year. For the purposes of this subclause, "FAIR MARKET VALUE" means, with respect to any asset or property, the value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by the Board of Directors or such officer of such seller.

                  (h) INVESTMENTS. The Borrower shall not make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in, any Person other than:

                  (i) Investments by the Borrower and its Restricted Subsidiaries in cash equivalents;

                  (ii) Investments received in settlement of Indebtedness of third parties created in the ordinary course of business;

                  (iii) advances to officers and employees of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business
         (x) made in accordance with past practices of the Borrower and its Restricted Subsidiaries that do not exceed $4,000,000 in principal amount at any one time outstanding or (y) made for travel, entertainment or similar expenses;

                  (iv) the majority ownership of the Borrower and its Restricted Subsidiaries of the Stock of their respective Subsidiaries as disclosed on SCHEDULE 3.2, and the minority ownership of the Borrower in the Persons listed on SCHEDULE 3.2, in each case as in effect on the Closing Date;

                  (v) (x) Investments by the Borrower and its Restricted Subsidiaries in joint ventures outstanding as of the Closing Date specified in SCHEDULE 3.3, and (y) Investments after the

                           AGCO Bridge Loan Agreement

         Closing Date in the joint ventures listed on SCHEDULE 3.3, and in other Persons not Restricted Subsidiaries engaged in businesses that are related, ancillary or complementary to the business of the Borrower and its Restricted Subsidiaries as of the Closing Date, in an aggregate amount not to exceed $15,000,000 during any fiscal year and not more than $30,000,000 during the term of this Agreement;

                  (vi) a new Restricted Subsidiary formed by the Borrower or any other Restricted Subsidiary for purposes of consummating a transaction permitted by Section 4.23(i) hereof or otherwise consented to by the Agents and the Majority Lenders; provided, if such new Restricted Subsidiary is a Material Subsidiary, the Administrative Agent shall receive the documents required by Section 4.18 hereof;

                  (vii) loans and advances to and capital contributions in, any Restricted Subsidiary in the ordinary course of business;

                  (viii) Investments made in Finance Companies to the extent necessary to meet regulatory ratios and guidelines, not to exceed $50,000,000 (net of return of Investments) during the term of this Agreement;

                  (ix) Investments under Interest Hedge Agreements and Foreign Exchange Agreements; provided that such Interest Hedge Agreements and Foreign Exchange Agreements are used solely as part of normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in accordance with the Borrower's customary policies and not as a means to speculate for investment purposes or trends and shifts in financial or commodities markets;

                  (x) Loans or other Investments made by Restricted Subsidiaries in the Borrower; and

                  (xi) Investments permitted by Sections 4.23(b) or 4.23(i) hereof.

                  (i) ACQUISITIONS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, engage in or consummate any acquisition of all or substantially all of the assets of a business or a business unit, or all or substantially all of the operating assets of any Person, or assets which constitute all or substantially all of the assets of a division or a separate or separable line of business of any Person, or all or substantially all of the Stock of any other Person, except the acquisition of Target and its Subsidiaries in connection with the Acquisition.

                  (j) CHANGE IN NATURE OF BUSINESS. The Borrower shall not, or permit any of its Restricted Subsidiaries (including without limitation any Persons becoming Restricted Subsidiaries after the Closing Date) to, make any material change in the nature of its business as carried on at the Closing Date or on the date such Person becomes a Restricted Subsidiary thereafter.

                  (k) AFFILIATE TRANSACTIONS. The Borrower shall not enter into or be a party to, or permit any of its Restricted Subsidiaries to enter into or be a party to, any agreement or transaction with any Affiliate (other than a Restricted Subsidiary or in a transaction constituting an Investment permitted hereunder) except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms that, except in connection with the purchase and sale of Inventory and transactions with the Finance Companies, are approved by the Borrower's or such Restricted Subsidiary's Board of Directors, no less favorable to the Borrower or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and on terms consistent with the business relationship of the Borrower or such Restricted

                           AGCO Bridge Loan Agreement
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Subsidiary and such Affiliate prior to the Closing Date, if any. Nothing contained in this Agreement shall prohibit (x) increases in compensation and benefits for officers and employees of the Borrower which are customary in the industry or consistent with the past business practice of the Borrower, or payment of customary directors' fees and indemnities or (y) transactions entered into in the ordinary course of business with an Affiliate that is a Finance Company provided that such transactions are on fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  (l) AMENDMENTS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, (i) (x) without the prior written consent of each Agent and the Majority Lenders enter into any amendment or waiver of any of the Applicable Capital Market Transaction Documents, which in any case would adversely affect the rights of the Lenders under this Agreement or any other Loan Document or make the provisions of any such document after such amendment materially more burdensome on the Borrower or its Restricted Subsidiaries, or
(y) without the prior written consent of each Agent enter into any other amendment of any of the documents governing the Applicable Capital Market Transactions, (ii) amend, its charter, bylaws or similar constituent documents that would have a Material Adverse Effect, or (iii) amend, modify or supplement any subordination terms of any Indebtedness that has been contractually subordinated to the Obligations.

                  (m) PAYMENTS OF INDEBTEDNESS. From and after the Closing Date, the Borrower shall not, and shall not permit its Restricted Subsidiaries to, prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any Funded Debt, except the Borrower and its Restricted Subsidiaries may (i) make (x) payments of principal, interest and fees under the Senior Credit Facilities and (y) regularly scheduled payments of principal or interest required in accordance with the terms of the Applicable Capital Market Transaction Documents or the terms of the documents evidencing other Funded Debt permitted hereunder, (ii) prepay Indebtedness pursuant to refinancings permitted pursuant to Section 4.23(a)(iii) and (iii) prepay the Bridge Facility hereunder from the Net Cash Proceeds received from the issuance of common stock of the Borrower.

                  (n) RESTRICTIONS; SENIOR NEGATIVE PLEDGE COVENANT. The Borrower shall not permit any of its Restricted Subsidiaries to enter into agreements that prohibit or limit the amount of dividends or loans that may be paid or made to the Borrower or another Subsidiary of the Borrower by any of its Restricted Subsidiaries or any demands for payment on Indebtedness owing by any Restricted Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower, other than (i) restrictions imposed under an agreement for the sale of all of the Stock or other equity interest of a Subsidiary or for the sale of a substantial part of the assets of such Subsidiary, in either case to the extent permitted hereunder and pending the consummation of such sale, (ii) restrictions in any Securitization Documents, and restrictions set forth in the Applicable Capital Market Transaction Documents and the Senior Credit Facilities as of the effective date of such documents, and (iii) restrictions in any agreement with another Person relating to a joint venture conducted through a Subsidiary of the Borrower in which such Person is a minority stockholder requiring the consent of such Person to the payment of dividends. The Borrower shall not permit Section 7.14 of the Credit Agreement to be amended without the prior written consent of the Agents.

                  (o) ACCOUNTING CHANGES. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit any change in accounting policies or reporting practices as such policies or practices are used in connection with the preparation of the financial statements delivered or to be delivered to the Administrative Agent pursuant to this Agreement, except as required by GAAP (or the

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                           AGCO Bridge Loan Agreement
foreign equivalent). The Borrower will not change its fiscal year for accounting purposes from the fiscal year ending December 31.

                  (p) ISSUANCE OR SALES OF STOCK. The Borrower shall not (i) sell, assign or otherwise transfer, or permit any of its Restricted Subsidiaries to sell, assign or otherwise transfer, any Stock of any Restricted Subsidiary, or (ii) permit any Restricted Subsidiary to issue or sell any shares of its Stock, except (x) to qualify directors of Subsidiaries where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Stock of Subsidiaries incorporated in jurisdictions outside of the United States of America, (y) issuances and sales of Stock by Restricted Subsidiaries to the Borrower or other Wholly Owned Restricted Subsidiaries of the Borrower, and (z) the sale of Stock of a Subsidiary held by the Borrower or its Restricted Subsidiaries, to the extent permitted by Section 4.23(g) hereof.

                  (q) ANTI-TERRORISM LAWS. Neither the Borrower nor any Affiliate of the Borrower or agent of the Borrower shall knowingly: (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or other applicable Anti-Terrorism Law; (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law. Borrowers shall deliver to Agents and Lenders any certification or other evidence requested from time to time by any Agent or any Lender, in their sole discretion, confirming Borrowers' compliance with this Section 4.23(q).

                  (r) SPECULATIVE TRANSACTIONS. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, engage in any transaction involving commodity options or futures contracts or any similar speculative transactions except for Interest Hedge Agreements and Foreign Exchange Agreements that are used solely as part of normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in accordance with the Borrower's customary policies and not as a means to speculate for investment purposes or trends and shifts in financial or commodities markets.

                  (s) LIMITATION OF COVENANTS. Notwithstanding any provision in this Agreement to the contrary, (i) prior to the Closing Date, the provisions of Sections 4.23(a), (b), (d), (e), (f), (g), (h), (i) or (m) hereof shall be ineffective to the extent, and only to the extent such provisions would violate the provisions of the Existing 2008 Note Indenture or the Existing 2006 Note Indenture and (ii) prior to the repayment in full of the Indebtedness outstanding under the Existing Credit Agreement (as defined in the Credit Agreement), the covenants contained in this Section 4.23 shall be ineffective to the extent, and only to the extent, such provisions would violate the provisions of the Existing Credit Agreement.

                                    ARTICLE V
                                   CONDITIONS

                  The obligation of each of the Lenders to make Bridge Loans is subject to (i) the representations and warranties of the Borrower in Article III and the representations and warranties of the Borrower in the Credit Agreement being true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) on or prior to the Closing Date, the Borrower having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions:

                  SECTION 5.1. CORPORATE AND OTHER PROCEEDINGS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all

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                           AGCO Bridge Loan Agreement
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documents incidental thereto not previously found acceptable by the Agents shall be satisfactory in form and substance to the Agents, and the Agents shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Agents and, unless otherwise noted, dated the Closing Date:

                  (a) a certified copy of the Borrower's charter, together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower issued by the appropriate government officials of the respective jurisdiction of its formation and of each jurisdiction in which the Borrower owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

                  (b) a copy of the Borrower's bylaws certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

                  (c) resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Documents and any other documents, instruments and certificates required to be executed by the Borrower in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Bridge Notes, the Conversion Notes, the Exchange Notes and the consummation of the Transactions, each certified as of the Closing Date by its Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

                  (d) signature and incumbency certificates of the Borrower's Officers executing this Agreement and the Bridge Notes and any other documents executed in connection therewith;

                  (e) executed copies of this Agreement and the Bridge Notes, drawn to the order of the Lenders;

                  (f) an Officer's certificate from the Borrower in form and substance satisfactory to the Agents to the effect that (i) the representations and warranties in Article III are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower has performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the Transactions have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without each Agent's prior written consent;

                  (g) true and correct copies of each of the other Transaction Documents, each of which shall be reasonably satisfactory in form and substance to each of the Lenders;

                  (h) a copy of all closing documents relating to the Acquisition, each of which shall be satisfactory in form and substance to the Lenders and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Agents may reasonably request; and

                  (i) a copy of all closing documents relating to the other Transactions including, without limitation, the Fee Letter, the Commitment Letter and the Engagement Letter and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Agents may reasonably request.

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                           AGCO Bridge Loan Agreement

                  SECTION 5.2. The terms and conditions of the Acquisition and all agreements related thereto, the structure of the Acquisition and the corporate, tax and ownership structure of the Borrower and its subsidiaries following the Acquisition shall have been approved by each Agent, such approval not to be unreasonably withheld. The Acquisition shall have been consummated in compliance with all applicable laws, regulations, licenses, permits, judicial and administrative orders and contracts for the purchase consideration and on the terms described in the Commitment Letter and the agreements relating to the Acquisition as approved by each Agent, such approval not to be unreasonably withheld and no provision thereof shall have been waived, amended, supplemented or otherwise modified without the consent of each Agent, such approval not to be unreasonably withheld. The proceeds of the loans to be made under the Senior Credit Facilities on the Closing Date, together with the proceeds of the Convertible Notes and the Bridge Facility (or the Permanent Securities) to be made available on the Closing Date, shall be sufficient to pay in full the purchase consideration for the Acquisition, all amounts required to complete the Valtra Refinancing, and all liabilities for costs and expenses incurred by the Borrower or any of its subsidiaries in connection therewith. The capital structure of the Borrower and its Subsidiaries after the Acquisition shall be reasonably satisfactory to each Agent.

                  SECTION 5.3. There shall not exist (pro forma for the Acquisition and the Valtra Refinancing and the financing thereof) any default or event of default under any of the agreements governing or relating to the Senior Credit Facilities or this Agreement or any other material indebtedness (including the Borrower's Existing 2008 Notes, the Existing 2006 Notes or the Permanent Securities issued prior to the Closing Date, if any) or under any other material agreement of the Borrower or any of its Subsidiaries.

                  SECTION 5.4. There shall not have occurred or become known to any Agent any Material Adverse Change.

                  SECTION 5.5. Each Agent shall not have become aware after the date hereof of (i) any information or other matter affecting the Borrower or any of its subsidiaries, the Acquisition, the Valtra Refinancing, the Acquired Business or any of the transactions contemplated hereby that is inconsistent in a material and adverse manner with the Pre-Commitment Information or (ii) any new information that could be deemed to have a Material Adverse Effect.

                  SECTION 5.6. All governmental and third party waivers, consents and approvals reasonably necessary in connection with the Acquisition, the Valtra Refinancing, the financing contemplated by the Commitment Letter, and the continuing operations of the Borrower and its subsidiaries shall have been received on or before the Closing Date and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the Valtra Refinancing or the financing thereof or on any such continuing operations.

                  SECTION 5.7. Each Agent shall have received as soon as available to the Borrower but in no event later than the Closing Date (i) audited consolidated financial statements for the Borrower and its Subsidiaries as at December 31, 2002 and for the three fiscal years then ended, meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and (ii) unaudited consolidated financial statements (which have been reviewed by the independent accountants for the Borrower as provided in Statement on Accounting Standards No. 100) for the Borrower and its Subsidiaries meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and for the fiscal quarter ended September 30, 2003, for the Borrower and its Subsidiaries (with comparisons to such fiscal quarters for the prior fiscal year), and all such financial statements shall be reasonably satisfactory in form and substance to each Agent.

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                           AGCO Bridge Loan Agreement

                  SECTION 5.8. Each Agent shall have received as soon as available to the Borrower but in no event later than the Closing Date (i) audited consolidated financial statements for the Target and its Subsidiaries as at December 31, 2002 and for the three fiscal years then ended, meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and (ii) unaudited consolidated financial statements (which have been reviewed by the independent accountants for the Target as provided in Statement on Accounting Standards No. 100) for the Target and its subsidiaries meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and for the fiscal quarters ended after the most recent fiscal year end, including the fiscal quarter ended September 30, 2003, for the Target and its Subsidiaries (with comparisons to such fiscal quarters for the prior fiscal year), and all such financial statements shall be reasonably satisfactory in form and substance to each Agent.

                  SECTION 5.9. Each Agent shall have received a schedule prepared by the Borrower that shall demonstrate, to the satisfaction of such Agent, that the combined EBITDA of the Borrower and Target for the twelve month period ended September 30, 2003 was at least $320,000,000. Each Agent shall have also received prior to the Closing Date pro forma financial statements for the Borrower and its subsidiaries as of December 31, 2002 and September 30, 2003, giving effect to the Transactions and the financings related thereto, and such financial statements (including the pro forma adjustments thereto) shall meet the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and otherwise be reasonably satisfactory in form and substance to each Agent.

                  SECTION 5.10. Each Agent shall have received (i) projections for fiscal years 2003 through 2008, and (ii) a copy of all diligence reports and reviews delivered to the Borrower by any accountants, attorneys, consultants or other professionals in connection with the Acquisition, all of which shall be in form and substance reasonably satisfactory to each Agent.

                  SECTION 5.11. Each Agent, the Senior Lenders and the Lenders shall have received such legal opinions (including opinions from counsel to the Borrower and its subsidiaries substantially in the form of Exhibit D and any opinion delivered pursuant to Section 3.2(q)(xi)(C) of the Credit Agreement) as may be reasonably requested by any Agent, all in form and substance reasonably satisfactory to such Agent, and such corporate resolutions, certificates and other documents as any Agent may reasonably request.

                  SECTION 5.12. All fees and expenses payable under the Fee Letter on or before the Closing Date shall have been paid. The Borrower shall have complied with all of its obligations under the Commitment Letter and the Fee Letter.

                  SECTION 5.13. No litigation, investigation or proceeding shall be pending or shall have been threatened (i) seeking any relief, including damages relief or any restraint or condition, in respect of the Acquisition or the Valtra Refinancing or the financing thereof or any of the transactions contemplated by the Commitment Letter or (ii) that has resulted in or could reasonably be expected to result in any Material Adverse Change.

                  SECTION 5.14. All corporate and other proceedings relating to the Acquisition, the Valtra Refinancing and the financing thereof and the other transactions contemplated by the Commitment Letter shall be reasonably satisfactory to each Agent in all respects.

                  SECTION 5.15. The Senior Credit Facilities shall be rated at least BB and Ba2, and the Bridge Facility shall be rated at least B and B2, by S&P and Moody's, respectively, and, unless rated higher than such ratings, shall have at least a stable outlook from each such rating agency.

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                           AGCO Bridge Loan Agreement

                  SECTION 5.16. Each Agent shall have received projections for each of the twelve months ending subsequent to the Closing Date, which projections shall demonstrate that the Borrower shall have at least $25,000,000 in undrawn availability under the Senior Credit Facilities during each such month.

                  SECTION 5.17. The Borrower's accounts receivable securitizations and any related credit facilities shall have an annual renewal date and a maturity date not earlier than December 17, 2004.

                                   ARTICLE VI
          TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS
                 AND THE SECURITIES; REPRESENTATIONS OF LENDERS

                  SECTION 6.1. TRANSFER OF THE BRIDGE LOANS, THE INSTRUMENTS EVIDENCING THE BRIDGE LOANS AND THE SECURITIES. Each Lender acknowledges that none of the Bridge Loans, the instruments evidencing such Bridge Loans and the Securities have been registered under the Securities Act and represents and agrees that it is acquiring the Bridge Loans, the instruments evidencing such Bridge Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Bridge Loans, the instruments evidencing such Bridge Loans or the Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, and otherwise in compliance with, the Securities Act. Each Lender represents, warrants, covenants and agrees to and with the Borrower that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower may rely upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each of the Lenders acknowledges that the instruments evidencing the Bridge Loans and the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act.

                  Subject to the provisions of the previous paragraph, the Borrower agrees that, with the consent of each Lead Arranger, each Lender will be free to sell or transfer all or any part of the Bridge Loans, the instruments evidencing the Bridge Loans or the Securities (including, without limitation, participation interest in the Bridge Loans) to any third party and to pledge any or all of the Securities to any commercial bank or other institutional lender.

                  SECTION 6.2. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations hereunder and under the Loan Documents. Such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of EXHIBIT A or in such other form as may be agreed to by the parties thereto. The consent of each Lead Arranger shall be required prior to an assignment (other than an assignment being made by Rabobank or MSSF) becoming effective with respect to a Purchaser that is not a Lender or an Affiliate thereof.

                  SECTION 6.3. REPLACEMENT SECURITIES UPON TRANSFER OR EXCHANGE. Upon surrender of any Securities by any Lender in connection with any permitted transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Security or Securities of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

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                           AGCO Bridge Loan Agreement

                  SECTION 6.4. REGISTER. The Administrative Agent on behalf of the Borrower shall maintain a register of the principal amount of the Bridge Loans held by each Lender and any interest due and payable with respect thereto. The Administrative Agent will allow any Lender to inspect and copy such register at the Administrative Agent's principal place of business during normal business hours.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

                  SECTION 7.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default (an "EVENT OF DEFAULT"), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body.

                  (a) (i) the Borrower shall fail to pay, whether or not prohibited by the subordination provisions of Article X, (x) any principal or face amount of any Bridge Loan on the date when the same becomes due and payable, or (y) any interest or fees due hereunder within three (3) Business Days after the date when the same becomes due and payable, or (ii) any Loan Party shall fail to make any other payment under any Loan Document, whether or not prohibited by the subordination provisions of Article X, in any case within five (5) Business Days after the date when the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document or any of the Pre-Commitment Information shall prove to have been incorrect in any material respect when made; or

                  (c) (i) the Borrower shall fail to perform any term, covenant or agreement contained in Sections 4.1 through 4.12 and 4.14 through
         4.20 hereof, if such failure shall remain unremedied for thirty (30) days after the earlier of (x) the Borrower having knowledge thereof, and (y) written notice thereof having been given to the Borrower; (ii) the Borrower shall fail to perform any term, covenant or agreement contained in Sections 4.21 and 4.22 hereof, if such failure shall remain unremedied for ten (10) days after the earlier of (x) the Borrower having knowledge thereof, and (y) written notice thereof having been given to the Borrower; (iii) the Borrower shall fail to perform, observe or comply with any other term, covenant or agreement contained in Sections 4.13 and 4.23 hereof; or (iv) the Borrower or any other Loan Party shall fail to perform any other term, covenant or agreement contained in this Agreement or any other Loan Document not referenced elsewhere in this Section 7.1 if such failure shall remain unremedied for thirty (30) days after the earlier of (x) such Loan Party having knowledge thereof, and (y) written notice thereof having been given to the Borrower; or

                  (d) there occurs with respect to any issue or issues of Indebtedness of the Borrower or any Material Subsidiary having an outstanding principal amount of $10,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; or

                  (e) the Borrower or any Restricted Subsidiary (other than a Dormant Subsidiary) shall generally not pay its debts as such debts become due, shall suspend or threaten to suspend making

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                           AGCO Bridge Loan Agreement
         payment whether of principal or interest with respect to any class of its debts or shall admit in writing its insolvency or its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Restricted Subsidiary (other than a Dormant Subsidiary) seeking, or seeking the administration, to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrator, receiver and manager, trustee, or other similar official for it or for any substantial part of its property (including, without limitation, any proceeding under the Bankruptcy Law, the UK Insolvency Act of 1986, or any similar law in any other jurisdiction) and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of thirty
         (30) days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, administrator, receiver and manager, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any Restricted Subsidiary shall take any action to authorize any of the actions set forth above in this subsection, or an encumbrancer takes possession of, or a trustee or administrator or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of the Borrower or any Restricted Subsidiary, or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within seven days of being levied, enforced or sued out, or any Lien that may for the time being affect any of its assets becomes enforceable, or anything analogous to any of the events specified in this subsection occurs under the laws of any applicable jurisdictions; or

                  (f) any judgment or order for the payment of money in excess of $10,000,000 (other than any such judgment for a monetary amount insured against by a reputable insurer that shall have admitted liability therefor), individually or in the aggregate, shall be rendered against the Borrower or any Restricted Subsidiary, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Restricted Subsidiary pursuant to a judgment which, together with all other such property of the Borrower or any Restricted Subsidiary subject to other such process, exceeds in value $10,000,000 in the aggregate, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order, or (ii) within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been satisfied, vacated, rescinded or stayed pending appeal or otherwise; or

                  (g) any non-monetary judgment or order shall be rendered against the Borrower or any Restricted Subsidiary that is reasonably likely to have a Material Adverse Effect, and within thirty (30) days after the entry or issue thereof, such judgment or order shall not have been vacated, rescinded or stayed pending appeal or otherwise; or

                  (h) any material portion of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Loan Party or any of its respective Affiliates, or by any governmental authority having jurisdiction over any Loan Party or any of its Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                  (i) a Change of Control shall occur; or

                           AGCO Bridge Loan Agreement

                  (j) (i) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any ERISA Affiliate as a result of an Insufficiency thereunder, and any Loan Party shall fail to make any payment in excess of $1,000,000 as and when required to be made under ERISA as a result of such Insufficiency, or any such Insufficiency shall have occurred and then exist that would result in a Material Adverse Effect; or (ii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan of such Loan Party or any ERISA Affiliate that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $5,000,000 per annum or would otherwise result in a Material Adverse Effect; or (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Loan Party and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan in which such reorganization or termination occurs by an amount exceeding $25,000,000 or which would otherwise result in a Material Adverse Effect; or

                  (k) a Termination Event, an Amortization Event, or an Early Amortization Event, or, if any Subsidiary of AGCO is the servicer at such time, a Servicer Default (as such terms are defined in any Securitization Document) under any of the Securitization Documents, or any other event which causes an early permanent termination of a commitment to purchase or loan under a Securitization Facility, shall occur and be continuing and shall not have been rescinded in accordance with the terms of such Securitization Documents; provided, however, that if such Termination Event, Amortization Event or Early Amortization Event is solely the result of the election of AGCO or any Restricted Subsidiary to voluntarily terminate the securitization program pursuant to such Securitization Documents in respect of which such Termination Event, Amortization Event or Early Amortization Event has occurred, then such event shall not be an Event of Default provided that either (i) such securitization program is simultaneously replaced by another securitization program or factoring arrangement which will provide a comparable level of liquidity for the Borrower or the Restricted Subsidiary party thereto, as determined by, and subject to documentation in form and substance satisfactory to, the Agents, or
         (ii) the Agents determine that the liquidity requirements of the Borrower or the Restricted Subsidiary party to such terminating securitization do not require the maintenance of such securitization program; or

                  (l) the Borrower shall fail to pay any amounts due under the Fee Letter or otherwise fail to perform, observe or comply with any other term, covenant or agreement contained in the Fee Letter.

                  (m) the Borrower shall fail to perform, observe or comply with any term, covenant or agreement contained in paragraphs 5, 6, 7 and 8 of the Engagement Letter.

                  SECTION 7.2. ACCELERATION. If any Event of Default (other than an Event of Default specified in Section 7.1(e)) occurs and is continuing, the Lenders holding at least 25% in aggregate principal amount of the then outstanding Bridge Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Bridge Loans to be immediately due and payable. Upon such declaration, all Obligations in respect of the Bridge Loans shall become immediately due and payable immediately; provided that for so long as the Credit Agreement is in effect, such declaration shall not become effective until the earlier of (i) five Business Days after

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                           AGCO Bridge Loan Agreement
receipt of the acceleration notice by the Senior Administrative Agent and the Borrower and (ii) acceleration of the Indebtedness under the Credit Agreement. If an Event of Default specified in Section 7.1(e) occurs, all Obligations in respect of the Bridge Loans shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of any Lender.

                  SECTION 7.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

                  SECTION 7.4. DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

                  SECTION 7.5. WAIVER OF PAST DEFAULTS. Subject to Section 14.17, the Majority Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                  SECTION 7.6. RIGHTS OF LENDERS TO RECEIVE PAYMENT. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Bridge Loans and Bridge Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Bridge Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                  ARTICLE VIII
                             [INTENTIONALLY OMITTED]

                                   ARTICLE IX
                                   TERMINATION

                  SECTION 9.1. TERMINATION. The Lenders, by notice to the Borrower, may terminate this Agreement at any time after April 30, 2004, if the Bridge Loans are not funded by such date.

                  SECTION 9.2. SURVIVAL OF CERTAIN PROVISIONS. If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Loan Parties to reimburse the Lenders for all of their out-of-pocket expenses pursuant to Section 14.1 and (ii) the indemnity provisions contained in
Article XII shall, in each case, remain operative and in full force and effect.

                                    ARTICLE X
                                  SUBORDINATION

                  SECTION 10.1. AGREEMENT TO SUBORDINATE. The Borrower, each Agent and each Lender covenants and agrees that all Bridge Loans shall be issued subject to the provisions of this Article X; and

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                           AGCO Bridge Loan Agreement
each Person holding any Bridge Loan, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Indebtedness evidenced by the Bridge Loans shall, to the extent and in the manner set forth in this Article X, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness, including, without limitation, the Borrower's obligations under the Credit Agreement (including any interest accruing subsequent to an event specified in Section 7.1(e) of this Agreement, whether or not such interest is an allowed claim enforceable against the debtor under the Bankruptcy
Law).

                  SECTION 10.2. CERTAIN DEFINITIONS.

                  "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) under the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness that, as any date of determination, has an aggregate principal amount of at least $25 million and is specifically designated by the Borrower in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness.".

                  "PERMITTED JUNIOR SECURITIES" means securities of the Borrower or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Indebtedness evidenced by the Bridge Loans is subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

                  "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                  "SENIOR INDEBTEDNESS" means the following obligations of the Borrower, whether outstanding on the Closing Date or thereafter incurred: (i) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, claims, indemnifications, reimbursements, liabilities and other monetary obligations and any obligation to deliver cash as collateral security for contingent reimbursement in respect of outstanding letters of credit) of the Borrower under the Credit Agreement, any Interest Hedge Agreement or Foreign Exchange Agreement and the Borrower's guarantee of any Indebtedness or monetary obligations of any of its Restricted Subsidiaries under any Interest Hedge Agreement or Foreign Exchange Agreement and (ii) all other Indebtedness of the Borrower (other than the Bridge Loans, the Conversion Notes and the Exchange Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued is pari passu with, or subordinated in right of payment to, the Bridge Loans; provided that the term "Senior Indebtedness" shall not include (a) any indebtedness of the Borrower that, when incurred and without respect to any election under
Section 1111(b) of the Bankruptcy Law, was without recourse to the Borrower; (b) any Indebtedness of the Borrower to any of its Subsidiaries or any joint venture in which the Borrower has an interest; (c) any Indebtedness not permitted by this Agreement; (d) any repurchase, redemption or other obligations in respect of redeemable capital stock of the Borrower; (e) any Indebtedness of the Borrower to any employee, officer or director of the Borrower or any of its Subsidiaries; (f) any liability for federal, state, local or other taxes owed or owing by the Borrower; (g) any accounts payable or other liability to trade creditors arising in the ordinary course of business; or (h) Indebtedness outstanding with respect to the Convertible Notes or the Existing 2006 Notes. The Bridge Loans shall be pari passu with the Convertible Notes and the Existing 2006 Notes. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Borrower and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim

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                           AGCO Bridge Loan Agreement
enforceable against the debtor in a bankruptcy case under Bankruptcy Law. For purposes of clause (c) of the immediately preceding proviso, a good faith determination by the Board of Directors evidenced by a Board Resolutions, or a good faith determination by the chief financial officers of the Borrower evidenced by an officer's certificate, that any Indebtedness was permitted by this Agreement shall be conclusive. The Borrower and each Agent each covenants and agrees, and each Lender, by its acceptance of a Bridge Note, likewise covenants and agrees that all Bridge Notes shall be issued subject to the provisions of this Article X; and each Lender holding any Bridge Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Indebtedness evidenced by the Bridge Loans shall, to the extent and in the manner set forth in this Article X, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under the Senior Indebtedness, including, without limitation, the Borrower's obligations under the Credit Agreement (including any interest accruing subsequent to an event specified in Section 7.1(e) hereof, whether or not such interest is an allowed claim enforceable against the debtor under Bankruptcy Law).

                  SECTION 10.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY. (a) Upon any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Section 7.1(e) of this Agreement, whether or not such interest is an allowed claim enforceable against the debtor under the Bankruptcy Law) shall first be paid in full, in cash or cash equivalents, before the Lenders or the Agents on their behalf shall be entitled to receive any payment by the Borrower on account of the Indebtedness evidenced by the Bridge Loans, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Borrower on any of the Indebtedness evidenced by the Bridge Loans in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Borrower of any kind or character, whether in cash, property or securities, to which the Lenders or the Agents on their behalf would be entitled, but for the provisions of this Article X, shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Lenders or the Agents if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their Representatives, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Borrower, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

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                           AGCO Bridge Loan Agreement

                  (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the Agents or any Lender at a time when such payment or distribution is prohibited by Section 10.3(a) of this Agreement and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their Representatives, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (d) For purposes of this Section 10.3, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Indebtedness evidenced by the Bridge Loans to be treated in any case or proceeding or similar event described in this Section
10.3 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, Permitted Junior Securities. The consolidation of the Borrower with, or the merger of the Borrower with or into, another corporation or the liquidation or dissolution of the Borrower following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.3 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, have assumed the Indebtedness evidenced by the Bridge Loans in writing.

                  SECTION 10.4. INDEBTEDNESS. (a) No direct or indirect payment by or on behalf of the Borrower of the Indebtedness evidenced by the Bridge Loans, whether pursuant to the terms of the Indebtedness evidenced by the Bridge Loans or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations of any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

                  (b) During the continuance of any other event of default with respect to (i) the Credit Agreement pursuant to which the maturity thereof may be accelerated and (A) upon receipt by the Agents of written notice from the Senior Administrative Agent or (B) if such event of default under the Credit Agreement results from the acceleration of the Bridge Loans or a Change of Control, from and after the date of such acceleration or occurrence of such Change of Control, no payment of the Indebtedness evidenced by the Bridge Loans may be made by or on behalf of the Borrower upon or in respect of the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the earlier of the date of receipt of such notice or the date of such acceleration or occurrence of such Change of Control and ending 179 days thereafter (unless Payment Blockage Period shall be terminated by written notice to the Agents from the Senior Administrative Agent or such event of default has been cured or waived or by repayment in full in cash or cash equivalents of such Senior Indebtedness) or
(ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Agents of written notice from the Representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of the Indebtedness evidenced by the Bridge Loans may be made by or on behalf of the Borrower upon or in respect of the Bridge Loans for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Agents from such Representatives for, such holders or by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Notwithstanding anything in this Agreement to the contrary, there

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                           AGCO Bridge Loan Agreement
must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 10.02(b), no event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the Representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 45 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Agents or any Lender when such payment is prohibited by Section 10.3(a) or 10.4(b) of this Agreement, the Agents shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective Representatives, as their respective interests may appear, but only to the extent that, upon notice from the Agents to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their Representative) within 30 days of receipt of such notice from the Senior Administrative Agent notify the Agents of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Agents shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Borrower.

                  SECTION 10.5. SUBROGATION. (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Lenders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Borrower made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Bridged Loans shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Lenders or the Agents on their behalf would be entitled except for the provisions of this Article X, and no payment pursuant to the provisions of this Article X to the holders of Senior Indebtedness by Lenders or the Agents on their behalf shall, as between the Borrower, its creditors other than holders of Senior Indebtedness, and the Lenders, be deemed to be a payment by the Borrower to or on account of the Senior Indebtedness. It is understood that the provisions of this Article X are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  (b) If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Lenders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

                  SECTION 10.6. OBLIGATIONS OF BORROWER UNCONDITIONAL. (a) Nothing contained in this Article X or elsewhere in this Agreement or in the Loan Documents is intended to or shall impair, as among the Borrower and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the Indebtedness evidenced by the Bridge Loans as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Lenders or the Agents on their behalf from

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                           AGCO Bridge Loan Agreement
exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article X of the holders of the Senior Indebtedness.

                  (b) Without limiting the generality of the foregoing, nothing contained in this Article X will restrict the right of the Agents or the Lenders to take any action to declare the Indebtedness evidenced by the Bridge Loans to be due and payable prior to the Final Maturity Date pursuant to Section
7.2 of this Agreement or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Lenders or the Agents are entitled to receive any direct or indirect payment from the Borrower of the Indebtedness evidenced by the Bridge Loans.

                  SECTION 10.7. NOTICE TO ADMINISTRATIVE AGENT. (a) The Borrower shall give prompt written notice to the Agents of any fact known to the Borrower that would prohibit the making of any payment to or by the Agents in respect of the Indebtedness evidenced by the Bridge Loans pursuant to the provisions of this Article X. The Agents shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Agents unless and until the Agents shall have received notice in writing at its address set forth herein to that effect signed by an Officer of the Borrower, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Agents shall, subject to Article XIII, be entitled to assume that no such facts exist; provided that, if the Agents shall not have received the notice provided for in this Section
10.7 at least two Business Days prior to the date upon which, by the terms of this Agreement, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Bridge Loan), then, notwithstanding anything herein to the contrary, the Agents shall have full power and authority to receive any monies from the Borrower and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Bridge Loans prior to such application. Nothing contained in this Section 10.7 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article X. The Agents shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a Representative on behalf of any such holder.

                  (b) In the event that the Agents determine in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Agents may request such Person to furnish evidence to the reasonable satisfaction of the Agents as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X and, if such evidence is not furnished to the Agents, the Agents may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 10.8. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets or securities referred to in this Article X, the Agents and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Agents or to the Lenders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

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                           AGCO Bridge Loan Agreement
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                  SECTION 10.9. ADMINISTRATIVE AGENT'S RELATION TO SENIOR
INDEBTEDNESS. (a) The Agents and any Lender shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive any Agent or any Lender of any of its rights as such holder.

                  (b) With respect to the holders of Senior Indebtedness, the Agents undertake to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Agreement against the Agents. The Agents shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 10.3(c) and 10.4(c) of this Agreement) and shall not be liable to any such holders if the Agents shall in good faith mistakenly pay over or distribute to Lenders of Bridge Loans or to the Borrower or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

                  SECTION 10.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE BORROWER OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article X will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower with the terms of this Agreement, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                  SECTION 10.11. LENDERS AUTHORIZE AGENTS TO EFFECTUATE SUBORDINATION OF BRIDGE NOTES. Each Lender authorizes and expressly directs the Agents on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X, and appoints the Agents its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Borrower, the filing of a claim for the unpaid balance of the Indebtedness evidenced by the Bridge Loans owed to it in the form required in those proceedings. If the Agents do not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Lenders.

                  SECTION 10.12. NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, premium, if any, or interest on the Bridge Loans by reason of any provision of this Article X will not be construed as preventing the occurrence of an Event of Default.

                  SECTION 10.13. ADMINISTRATIVE AGENT'S COMPENSATION NOT PREJUDICED. Nothing in this Article X will apply to amounts due to the Agents pursuant to other sections of this Agreement.

                  SECTION 10.14. NO WAIVER OF SUBORDINATION PROVISIONS. Without in any way limiting the generality of Section 10.10, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Agents or the Lenders, without incurring responsibility to the Lenders and without impairing or releasing the subordination provided in this
Article X or the obligations hereunder of the Lenders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness

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                           AGCO Bridge Loan Agreement
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is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Borrower and any other Person.

                  SECTION 10.15. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION. Nothing contained in this Article X or elsewhere in this Agreement shall prevent
(i) the Borrower except under the conditions described in Section 10.3 or 10.4, from making payments of principal of, premium, if any, and interest on the Bridge Loans, or from depositing with the Agents any money for such payments, or
(ii) the application by the Agents of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least two Business Days prior to) the date upon which such payment becomes due and payable, the Agents shall have received the written notice provided for in Section 10.4(b) of this Agreement (or there shall have been an acceleration of the Bridge Loans prior to such application) or in Section 10.7 of this Agreement. The Borrower shall give prompt written notice to the Agents of any dissolution, winding up, liquidation or reorganization of the Borrower.

                  SECTION 10.16. CONSENT OF HOLDERS OF SENIOR INDEBTEDNESS UNDER THE CREDIT AGREEMENT. The provisions of this Article X (including the definitions contained in this Article and references to this Article contained in this Agreement) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Credit Agreement shall have consented (in accordance with the provisions of the Credit Agreement) to such amendment. The Agents shall be entitled to receive and rely on a certificate of an Officer stating that such consent has been given.

                                   ARTICLE XI
                             [INTENTIONALLY DELETED]

                                   ARTICLE XII
                                    INDEMNITY

                  SECTION 12.1. INDEMNIFICATION BY THE BORROWER. The Borrower agrees (a) to indemnify and hold harmless the Agents, each Agent-Related Person and their officers, directors, partners, employees, affiliates, advisors, agents and controlling persons (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Transactions, the Bridge Loans, the use of the proceeds thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether such Indemnified Person is a party thereto and whether or not the transactions contemplated by this Agreement actually close, and to reimburse each Indemnified Person upon demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of such Indemnified Person, and (b) to reimburse the Agents and their affiliates on demand, whether or not

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any of the Transactions are consummated, for all of the reasonable costs and expenses incurred by the Agents and their affiliates in connection with the transactions contemplated by this Agreement, whether incurred prior or subsequent to the date hereof, or any refinancing thereof or the preparation, administration, amendment, modification, waiver, collection or enforcement of any related documentation (including, without limitation, this Agreement), including, without limitation, (i) travel expenses, (ii) syndication costs including IntraLinks charges, (iii) the overnight cost of providing availability of funds if the closing does not occur on the date specified by the Borrower as the closing date, (iv) any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in this Agreement, (v) the reasonable fees and disbursements of counsel to the Agents in connection with such transactions and (vi) any other reasonable professional fees and other reasonable expenses incurred in connection with the Agents' due diligence investigation including asset appraisal fees and environmental review fees. In no event will any Indemnified Person be liable (i) for any damages arising from the use by unauthorized persons of any information or other material sent through electronic, telecommunications or other information transmission systems that is intercepted by such persons or wrongfully used by the intended recipient or (ii) for any special, indirect or consequential damages or any punitive damages that may be claimed or alleged (on any theory of liability) as a result of any failure to fund the Bridge Loans or otherwise arising from or relating to this Agreement or any of the agreements or transactions contemplated hereby or any other transaction, act, omission, matter or event. If for any reason the foregoing indemnification is unavailable to an Agent or insufficient to hold it harmless, then the Borrower shall contribute to the amount paid or payable by the Agent, as the case may be, as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its stockholders, on the one hand, and the Agent, as the case may be, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the Borrower and the Agent, as the case may be, with respect to such loss, claim, damage or liability and any other relevant equitable considerations; provided, that in no event shall the Indemnified Persons' aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by them under this Agreement in connection with the Transaction. The Borrower also agrees that neither any Indemnified Person nor any of such officers, directors, partners, employees, affiliates, advisors, agents or controlling persons shall have any liability to the Borrower or any person asserting claims on behalf of or in right of the Borrower or any other person in connection with or as a result of either this arrangement or any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower result from the gross negligence or willful misconduct of such Indemnified Person in performing the services that are the subject of this Agreement, provided, however, that in no event shall such Indemnified Person or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of such Indemnified Person's or such other parties' activities related to this Agreement. The Borrower further agrees that, without the prior written consent of each Agent, neither the Borrower nor any of its respective subsidiaries or affiliates will enter into any settlement of a lawsuit, claim or other proceeding arising out of this Agreement or any of the agreements or transactions contemplated by this Agreement unless such settlement includes an explicit, unconditional and irrevocable release of all Indemnified Persons enforceable against the party bringing such lawsuit, claim or other proceeding.

                                  ARTICLE XIII
                    THE ADMINISTRATIVE AGENT AND OTHER AGENTS

                  SECTION 13.1. APPOINTMENT AND AUTHORIZATION OF AGENTS. Each Lender hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or

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                           AGCO Bridge Loan Agreement
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responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  SECTION 13.2. DELEGATION OF DUTIES. Any Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

                  SECTION 13.3. LIABILITY OF AGENTS. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

                  SECTION 13.4. RELIANCE BY AGENTS.

                  (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to

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or approved by or acceptable or satisfactory to a Lender unless the Agents shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

                  SECTION 13.5. NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Majority Lenders in accordance with Article VII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

                  SECTION 13.6. CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENTS. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

                  SECTION 13.7. INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.7. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this
Section 13.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement

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(whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.7 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of such Agent.

                  SECTION 13.8. AGENTS IN THEIR INDIVIDUAL CAPACITIES. MSSF, Rabobank and their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Loan Party and its Affiliates as though Rabobank was not the Administrative Agent or MSSF and Rabobank were not the Lead Arrangers or joint book-runners hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, MSSF, Rabobank or their Affiliates may receive information regarding any Loan Parties or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Lead Arrangers or Administrative Agent shall be under no obligation to provide such information to them. With respect to its Bridge Loans, MSSF and Rabobank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not a Lead Arranger or a joint book-runner or, in the case of Rabobank, the Administrative Agent, and the terms "Lender" and "Lenders" include MSSF and Rabobank in their individual capacities.

                  SECTION 13.9. SUCCESSOR AGENTS. Any Agent may resign as Agent upon 30 days' notice to the Lenders. If any Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the respective terms "Administrative Agent" and "Lead Arranger" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII and Sections 13.7 and 13.8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                  SECTION 13.10. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Bridge Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

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                  (a) to file and prove a claim for the whole amount of the
principal and interest owing and unpaid in respect of the Bridge Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 14.1) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Section 14.1.

                  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  SECTION 13.11. GUARANTY MATTERS. The Lenders irrevocably authorize the Agents, at their option and in their discretion, to release any Guarantor from its obligations under its Guaranty if such Person ceases to be a Subsidiary of the Borrower as a result of a transaction permitted hereunder.

                  Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Agents' authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section
13.11. In each case as specified in this Section 13.11, the Agents will, at the Borrower's expense, execute and deliver to the applicable Guarantor such documents as such Guarantor may reasonably request to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 13.11.

                  SECTION 13.12. OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XIV
                                  MISCELLANEOUS

                  SECTION 14.1. ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse each Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement, the other Loan Documents, the Commitment Letter, the Fee Letter or any documents related thereto, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions

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contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse each Agent and each Lender for all costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement, the other Loan Documents , the Commitment Letter, the Fee Letter or any documents related thereto (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law), including all Attorney Costs. All amounts due under this Section 14.1 shall be payable within ten Business Days after demand therefor. The agreements in this Section 14.1 shall survive the termination of the Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, the Commitment Letter, the Fee Letter or any documents related thereto, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender, in its sole discretion.

                  SECTION 14.2. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

                  (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 14.2(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent or a Lead Arranger, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 14.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Lead Arrangers.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 14.2(c)), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1 of the Credit Agreement, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (c) RELIANCE BY AGENTS AND LENDERS. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as

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                           AGCO Bridge Loan Agreement



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understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

                  SECTION 14.3. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the applicable Loan Party and acknowledged by the Agents, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in Article V, without the written consent of each Lender;

                  (b) extend or increase the Commitment of any Lender without the written consent of such Lender;

                  (c) postpone any date scheduled for any payment of principal or interest, or any date fixed by any Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein on, any Bridge Loan, or (subject to clause (iv) of the second proviso to this Section 14.3) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

                  (e) change any provision of this Section 14.3 or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

                  (f) release all or substantially all of the value of the Guaranties, if any, without the written consent of each Lender; or

                  (g) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the aggregate principal amount of the Bridge Loans;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Lender in default of its obligations hereunder shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

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                           AGCO Bridge Loan Agreement



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                  SECTION 14.4. PARTIES. This Agreement shall inure to the
benefit of and be binding upon each Loan Party, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

                  SECTION 14.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, EACH AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

                  (c) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
SECTION 14.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  SECTION 14.6. REPLACEMENT NOTES. If any Bridge Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Bridge Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Bridge Note, upon the delivery by such Lender of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Bridge Note.

                  SECTION 14.7. APPOINTMENT OF AGENT FOR SERVICE. The Borrower designates and appoints CT Corporation System and such other Persons as may irrevocably agree in writing to serve as

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                           AGCO Bridge Loan Agreement
their respective agent to receive on their behalf service of all process in any proceedings in any New York Court, such service being hereby acknowledged by the Borrower to be effective and binding in every respect. If any agent appointed by the Borrower refuses to receive and forward such service, that the Borrower hereby agrees that service upon it by mail shall constitute sufficient service.

                  SECTION 14.8. PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                  SECTION 14.9. LIMITATION OF LIABILITY. No claim may be made by any Loan Party or any other Person against any Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Loan Parties hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 14.10. CURRENCY INDEMNITY. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

                  SECTION 14.11. WAIVER OF IMMUNITY. To the extent that any Loan Party has or hereafter may acquire any immunity from:

                  (a) the jurisdiction of any court of (i) any jurisdiction in which any Loan Party owns or leases property or assets or (ii) the United States, the State of New York or any political subdivision thereof; or

                  (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document.

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                           AGCO Bridge Loan Agreement
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                  SECTION 14.12. FREEDOM OF CHOICE. The submission to the
jurisdiction of the courts referred to in this Article XIV shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against any Loan Party in the courts of any country in which such Loan Party has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

                  SECTION 14.13. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of each Loan Party in this Agreement shall bind their respective successors and assigns. No Loan Party may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders. Any assignment by any Lender must be made in compliance with Article VI hereof.

                  SECTION 14.14. INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                  SECTION 14.15. SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 14.16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Bridge Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

                  SECTION 14.17. NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 14.18. CONFIDENTIALITY. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other

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                           AGCO Bridge Loan Agreement




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advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 14.18, to (i) any Purchaser in, or any prospective Purchaser, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any Loan Party; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 14.18 or (ii) becomes available to the any Agents or any Lender on a nonconfidential basis from a source other than the Borrower; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to any Loan Party received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents and the Commitments. For the purposes of this Section 14.18, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 14.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  Notwithstanding anything herein to the contrary, "Information" shall not include, and each Agent and each Lender (and their Affiliates and respective partners, directors, officers, employees, agents, advisors and other representatives) may disclose to any and all Persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Bridge Loans, the Exchange Notes and other transactions contemplated hereby.

                  SECTION 14.19. SETOFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default and the giving of notice specified by Section 7.2 declaring the Bridge Loans due and payable, each Lender and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Guarantor, if any) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower or respective Guarantor, if any, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter

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                           AGCO Bridge Loan Agreement
existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Agents after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender and their respective Affiliates under this
Section 14.19 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Agent, such Lender and their respective Affiliates may have.

                  SECTION 14.20. INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Bridge Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

                  SECTION 14.21. COUNTERPARTS. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

                  SECTION 14.22. TAX FORMS.

                  (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code, in the case of an initial Lender, or on the date it becomes a Lender pursuant to an Assignment and Acceptance, in the case of all other Lenders, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agents that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Administrative Agent that such Foreign Lender is not (A) a "bank" as defined in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (x), so long as it is lawfully able to do so, promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or

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such evidence as is satisfactory to the Borrower and the Agents of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, and (y) promptly notify the Agents of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (ii) The Borrower shall not be required to pay any additional amounts to any Foreign Lender under Section 2.11 if such Lender shall have failed to deliver the IRS forms required by this
         Section 14.22(a); provided that if such Lender shall have satisfied the requirement of this Section 14.22(a) on the date such Lender became a Lender or thereafter, as permitted by such section, nothing in this
         Section 14.22 shall relieve the Borrower of its obligation to pay any amounts or otherwise indemnify the Lenders or the Agents pursuant to
         Section 2.11 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, which change occurs after the Closing Date, in the case of the Initial Lenders, or after the date on which such Lender became a Lender pursuant to an Assignment and Acceptance, in the case of all other Lenders, such Lender is no longer entitled to an exemption from or reduction in withholding taxes on any sums payable under the Bridge Notes, the Exchange Notes, or any of the Loan Documents.

                  (iii) The Administrative Agent may withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 14.22(a).

                  (b) Upon the request of any Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code.

                  SECTION 14.23. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                            [signature pages follow]

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                           AGCO Bridge Loan Agreement

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                   BORROWER:

                                                   AGCO CORPORATION

                                                   By:__________________________
                                                      Name:
                                                      Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW YORK BRANCH,
as Administrative Agent, Joint Lead Arranger,
Joint Book-Runner and Initial Bridge Lender

By:_____________________
   Name:
   Title:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arranger, Joint Book-Runner,
Syndication Agent and Initial Bridge Lender

By:_____________________
   Name:
   Title:

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                           AGCO Bridge Loan Agreement

LENDERS:

Commitment Amount:

$________________________         [Insert name of Lender]

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  Wire Transfer Instructions

                                  Name of Bank:       [Insert name of bank]

                                  Address:            __________________________
                                  ABA#:               __________________________
                                  For the account of  __________________________
                                  Account No.:        __________________________

                                  FOR FURTHER CREDIT TO [INSERT NAME OF LENDER].
                                  Reference:
                                  Attention:          __________________________
                                  Telephone:          __________________________


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                           AGCO Bridge Loan Agreement

                                                                   Schedule 14.2

                              Addresses for Notice

The Borrower

4205 River Green Parkway
Duluth, Georgia 30096-2568
Attention: General Counsel
Telecopy: (770) 813-6158

with a copy to

4205 River Green Parkway
Duluth, Georgia 30096-2568
Attention: Chief Financial Officer
Telecopy: (770) 813-6158

The Administrative Agent
245 Park Avenue, 38th Floor
New York, New York 10167-0062
Attention: Loan Syndications
Telecopy: (212) 309-5120

MSSF

1585 Broadway
New York, New York 10036
Attention: Larry Benison/Min Jo
Telephone: 212-537-1439/1381
Telecopy: 212-537-1867/1866

                           AGCO Bridge Loan Agreement

                                                                       Exhibit A

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Bridge Loan Agreement, dated as of January 5, 2004, among the Borrower, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("RABOBANK"), as Administrative Agent (the "ADMINISTRATIVE AGENT"), Morgan Stanley Senior Funding, Inc. ("MSSF") and Rabobank, as Joint Lead Arrangers and Joint Book-Runners, MSSF, as Syndication Agent (as amended, restated and/or otherwise modified from time to time, the "BRIDGE LOAN AGREEMENT"). Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement.

                  The Assignor identified on Schedule I hereto (the "ASSIGNOR") and the Assignee identified on Schedule I hereto (the "ASSIGNEE") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Bridge Loan Agreement (the "ASSIGNED FACILITIES"), in a principal amount for the Assigned Facilities as set forth on
Schedule I hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Bridge Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Bridge Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim:
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Bridge Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Bridge Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Bridge Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to subsection 4.21 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the

                           AGCO Bridge Loan Agreement

Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by' the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Bridge Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Bridge Loan Agreement are required to be performed by it as a Lender; and
(f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Bridge Loan Agreement, the other Loan Documents or any others instrument or documents furnished pursuant hereto or thereto.

                  4. The Assignor hereby assigns to Assignee all of its rights and obligations under the Fee Letter with respect to the Assigned Interest.

                  5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 6.4 of the Bridge Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agents, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  7. From and after the Effective Date, (a) the Assignee shall be a party to the Bridge Loan Agreement and the Fee Letter and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Bridge Loan Agreement and the Fee Letter.

                  8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                           AGCO Bridge Loan Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                           AGCO Bridge Loan Agreement

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor: ________________________________

Name of Assignee: ________________________________

Effective Date of Assignment: ____________________

                          Principal Commitment
Credit Facility Assigned    Amount Assigned     Commitment Percentage Assigned(1)
------------------------  --------------------  ---------------------------------
                          $________________           ________.__________%

----------

(1) Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                           AGCO Bridge Loan Agreement

[Name of Assignee]                                [Name of Assignor]

By: ______________________________                By: __________________________
    Name                                              Name:
    Title:                                            Title:

Accepted:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW YORK BRANCH,
as Administrative Agent

By: _____________________________________
    Name:
    Title:

                           AGCO Bridge Loan Agreement

                                                                       Exhibit B

[THE SECURITY EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT (OR AN EXEMPTION THEREFROM) HAVE BEEN COMPLIED WITH.]

No. I-__                                                      New York, New York
$______________                                             ______________, 20__

                    SENIOR SUBORDINATED INCREASING RATE NOTE

                  FOR VALUE RECEIVED, the undersigned, AGCO Corporation (the "BORROWER"), promises to pay to the order of _______________________________, or its registered assigns (the "HOLDER"), the principal sum of the aggregate of __________________ Dollars ($_______), and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rates per annum and on the dates specified in that certain Bridge Loan Agreement, dated as of January 5, 2004, among the Borrower, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("RABOBANK"), as Administrative Agent (the "ADMINISTRATIVE AGENT"), Morgan Stanley Senior Funding, Inc. ("MSSF") and Rabobank, as Joint Lead Arrangers and Joint Book-Runners, MSSF, as Syndication Agent (as amended, restated and/or otherwise modified from time to time, the "BRIDGE LOAN AGREEMENT"). Terms used herein and not otherwise defined have the meanings assigned to them in the Bridge Loan Agreement.

                  The unpaid principal balance of this Bridge Note, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date unless the Extension Date occurs, in which case the unpaid principal balance hereof, together with all accrued and unpaid interest thereon, shall become due and payable on the date that is ten years after the Closing Date.

                  The Borrower promises to pay interest on demand, to the extent permitted by law, on any overdue principal and interest from their due dates at the rate per annum as specified in Section 2.4 of the Bridge Loan Agreement.

                  All payments of the principal of and premium and interest on this Bridge Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by transfer of immediately available funds into a bank account designated by the Holder in writing to the Borrower; provided, however, that (i) to the extent that the interest rate on the Bridge Notes for any period exceeds an annual rate equal to 12%, the Borrower shall have the option to pay such incremental interest in additional Bridge Notes in accordance with Section 2.4(e) of the Bridge Loan Agreement and (ii) notwithstanding anything contained in the Bridge Loan Agreement or any of the Bridge Notes to the contrary, in no event shall the interest rate hereon for any period of computation exceed a rate per annum equal to the lesser of 14% and the maximum interest rate permitted by applicable law.

                  The Borrower agrees to pay, upon demand, all reasonable expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Holder) associated with the waiver, enforcement or modification of the Bridge Loan Agreement or this Bridge Note.

                           AGCO Bridge Loan Agreement

                  The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Bridge Note is one of the Bridge Notes referred to in the Bridge Loan Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment in full of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Bridge Loan Agreement, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Bridge Note and the Bridge Loan Agreement, the provisions of the Bridge Loan Agreement shall govern.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT [_______NAME]/[POSITION] OF AGCO CORPORATION, 4205 RIVER GREEN PARKWAY, DULUTH, GEORGIA 30096, TELEPHONE NUMBERS:
[__________] WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

                  THIS BRIDGE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                           AGCO Bridge Loan Agreement

                  IN WITNESS WHEREOF, the Borrower has caused this Bridge Note to be signed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

                                                  AGCO CORPORATION

                                                  By: __________________________
                                                      Name:
                                                      Title:

                           AGCO Bridge Loan Agreement

                                                                       EXHIBIT C

                           SUMMARY OF PRINCIPAL TERMS
                                OF EXCHANGE NOTES

                  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Bridge Loan Agreement to which this Summary of Principal Terms of Exchange Notes is attached and of which it forms a part, as applicable.

ISSUER:                             The Borrower (the "ISSUER").

ISSUE:                              Exchange Notes (the "A EXCHANGE NOTES").

GUARANTORS:                         The Guarantors, if any.

PRINCIPAL AMOUNT:                   The A Exchange Notes will be available in
                                    exchange for the Bridge Loans. The principal amount of any A Exchange Note will equal
                                    100% of the aggregate principal amount
                                    (including any accrued interest not paid in cash) of the Bridge Loan for which it is exchanged.

MATURITY:                           The A Exchange Notes will mature on the
                                    Final Maturity Date.

INTEREST RATE:                      The A Exchange Notes will bear interest at a
                                    rate equal to the Initial Rate (as defined below) plus the Exchange Spread (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed 14.0% per annum. In no event shall the interest rate on the A Exchange
                                    Notes exceed the highest lawful rate
                                    permitted under applicable law.

                                    "EXCHANGE SPREAD" shall mean 0 basis points during the three-month period commencing on the Exchange Date and shall increase by 50 basis points at the beginning of each subsequent quarter until such time as the exchange offer has been completed or a shelf registration statement has been declared effective as contemplated under the heading "Registration Rights".

                                    "INITIAL RATE" shall be determined on the Exchange Date and shall equal the interest rate borne by the Bridge Loans on the day immediately preceding the Exchange Date plus 50 basis points.

                                    Interest will be payable in arrears
                                    quarterly. The Issuer may, at its option, to the extent the interest rate exceeds 12.0% per annum, cause the interest accrued through any date in excess of 12.0% per annum to be paid by issuing additional A Exchange Notes in a principal amount equal to such excess interest.

MANDATORY REDEMPTION:               The Issuer will be required to offer to
                                    purchase Exchange Notes (as defined below), as set forth in Section [__] of the Bridge

                           AGCO Bridge Loan Agreement

                                    Loan Agreement, at a price equal to 100% of the outstanding principal amount thereof plus accrued interest. The Issuer will also be required to offer to purchase Exchange Notes (as defined below) upon a Change of Control to be defined at a price equal to 101% of the outstanding principal amount thereof plus amount interest.

OPTIONAL REDEMPTION:                The Exchange Notes (as defined below) will
                                    be non-callable for four years from the date of issuance and will be callable thereafter at par plus accrued interest plus a premium equal to 50% of the interest rate in effect on the Exchange Date.

REGISTRATION RIGHTS:                In connection with the execution of the
                                    Exchange Note Indenture, the Issuer will enter into a registration rights agreement pursuant to which it shall agree to effect an exchange offer whereby the Issuer shall exchange registered notes having terms identical to the A Exchange Notes (the "B
                                    EXCHANGE NOTES" and, together with the A
                                    Exchange Notes, the "EXCHANGE NOTES") for all outstanding A Exchange Notes as to which the offer is accepted, within 180 days after the Exchange Date. Such registration rights agreement shall contain terms with respect to such exchange offer typical for a registration rights agreement relating to high-yield senior subordinated notes issued in the United States capital markets by companies having a credit worthiness comparable to the Issuer, including, without limitation, provisions relating to deadlines for the preparation and effectiveness of a registration statement relating to such exchange offer and the completion of such exchange offer and penalties in the form of liquidated damage payments for failure to comply with such requirements. Such registration rights agreement shall also provide that the holders of the Exchange
                                    Notes will have "piggy back" registration rights in connection with the registration of any debt securities under the Securities
                                    Act by the Borrower unless all Exchange
                                    Notes that have been issued or may be issued hereunder have been redeemed by the Borrower or will be redeemed using the proceeds of such debt securities to be registered and that, upon failure to comply with the requirements of the such registration rights agreement (a "REGISTRATION DEFAULT"), the
                                    Borrower shall pay liquidated damages to each holder of the Exchange Notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.5% per annum on the principal amount of Exchange Notes held by such holder. The amount of the liquidated damages will increase by an additional 0.5% per annum on the principal amount of the Exchange Notes with respect to each subsequent 90-day period until all
                                    Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.5% per annum.
                                    Such registration rights agreement shall also require that the Issuer file a shelf registration statement with respect to resales of the A Exchange

                           AGCO Bridge Loan Agreement

                                    Notes, if it fails to complete the exchange offer as required, whether as a result of the Issuer's failure or any interpretation of or any change in law and regulation making such exchange offer impracticable or impossible.

RIGHT TO TRANSFER EXCHANGE NOTES:   The holders of the A and B Exchange Notes
                                    shall have the absolute and unconditional right to transfer such Exchange Notes in compliance with applicable law to any third parties; provided, that the A Exchange Notes shall be "restricted securities" as defined by the Securities Act of 1933. The Issuer shall use its best efforts to make such A
                                    Exchange Notes eligible for trading on
                                    PORTAL.

COVENANTS:                          Consistent with the indenture (the
                                    "PERMANENT SECURITIES INDENTURE") pursuant to which the Issuer consummates the issuance of debt securities in which Morgan Stanley &
                                    Co. Incorporated or an affiliate thereof expects to participate and reasonably satisfactory in all respects to the Agents.

EVENTS OF DEFAULT:                  Consistent with the Permanent Securities
                                    Indenture and reasonably satisfactory in all respects to the Agents.

GOVERNING LAW AND FORUM:            New York.

                                       3

                           AGCO Bridge Loan Agreement